UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________________

SCHEDULE 14A INFORMATION

_________________________________

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

XTI AEROSPACE, INC.
(Name of Registrant as Specified in its Charter)

________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

XTI Aerospace, Inc.
8123 InterPort Blvd., Suite C
Englewood, CO 80112

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

To be Held on November 14, 2025

Dear Stockholders of XTI Aerospace, Inc.:

NOTICE IS HEREBY GIVEN that the 2025 Annual Meeting of Stockholders of XTI Aerospace, Inc. (the “Company”) will be held on November 14, 2025 (the “Annual Meeting”) at 10:00 a.m., Pacific Time. The Annual Meeting will be a completely virtual meeting of stockholders conducted via live audio webcast to enable our stockholders to participate from any location around the world. You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/XTIA2025.

The agenda of the Annual Meeting will be the following items of business, which are more fully described in the accompanying proxy statement (the “Proxy Statement”):

1)      the election of two Class II directors, Kareem Irfan and Clinton J. Weber, each to serve for a three-year term expiring at the 2028 annual meeting of stockholders, or until his respective successor has been duly elected and qualified or his earlier death, resignation, retirement, disqualification or removal (the “Director Election Proposal”);

2)      the ratification of the appointment of CBIZ CPAs P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2025 (the “Auditor Ratification Proposal”);

3)      the approval of the adjournment of the Annual Meeting, if necessary or advisable, to solicit additional proxies in favor of the foregoing proposals if there are not sufficient votes to approve the foregoing proposals (the “Adjournment Proposal”); and

4)      the transaction of any other business properly brought before the Annual Meeting or any adjournment or postponement thereof.

All stockholders as of close of business on September 17, 2025 (the “Record Date”) are cordially invited to attend the Annual Meeting virtually.

If you are a stockholder of record, you may vote in one of the following ways:

•        Vote over the Internet, by going to www.proxyvote.com (have your proxy card in hand when you access the website);

•        Vote by Telephone, by calling the toll-free number 1-800-690-6903 (have your proxy card in hand when you call);

•        Vote by Mail, by completing, signing and dating the proxy card provided to you and returning it in the prepaid envelope provided to you; or

•        Vote virtually at the Annual Meeting.

If your shares are held in “street name,” that is, held for your account by a bank, broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

We hope that you attend the Annual Meeting. Whether or not you plan to participate in the Annual Meeting, we urge you to take the time to vote your shares.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Scott Pomeroy	/s/ David Brody
Scott Pomeroy	David Brody
Chief Executive Officer	Secretary

Englewood, Colorado
October 10, 2025

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON NOVEMBER 14, 2025: THIS PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT www.proxyvote.com.

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EXPLANATORY NOTE

On March 12, 2024, the Company (formerly known as Inpixon), Superfly Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), and XTI Aircraft Company, a Delaware corporation (“Legacy XTI”), completed a merger transaction pursuant to that certain Agreement and Plan of Merger (the “XTI Merger Agreement”), dated as of July 24, 2023 and amended on December 30, 2023 and March 12, 2024, whereby Merger Sub merged with and into Legacy XTI with Legacy XTI surviving the merger as a wholly-owned subsidiary of the Company (the “XTI Merger”). In connection with the closing of the XTI Merger, we changed our corporate name to “XTI Aerospace, Inc.”

Except as otherwise indicated herein or as the context otherwise requires, references in this Proxy Statement to “XTI Aerospace,” the “Company,” “we,” “us,” “our” and similar terms refer collectively to XTI Aerospace, Inc. and our subsidiaries, Inpixon GmbH, Inpixon Holding UK Limited, IntraNav GmbH, XTI Drones, LLC and, prior to the closing of the XTI Merger, Merger Sub, and after the closing of the XTI Merger, Legacy XTI.

The Company effected a reverse stock split of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a ratio of 1-for-100, effective as of March 12, 2024, in connection with the closing of the XTI Merger. The Company also effected a reverse stock split of its outstanding Common Stock at a ratio of 1-for-250, effective as of January 10, 2025. We have reflected the reverse stock splits herein, unless otherwise indicated.

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XTI Aerospace, Inc.
8123 InterPort Blvd., Suite C
Englewood, CO 80112

2025 Annual Meeting of Stockholders
to be held November 14, 2025

The 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of XTI Aerospace, Inc. (which may be referred to in this Proxy Statement as the “Company,” “XTI Aerospace,” “we,” “us” or “our”) will be held on November 14, 2025 at 10:00 a.m., Pacific Time. The Annual Meeting will be a completely virtual meeting of stockholders conducted via live audio webcast to enable our stockholders to participate from any location around the world. You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/XTIA2025.

The Notice of 2025 Annual Meeting of Stockholders (the “Notice”), this proxy statement (the “Proxy Statement”), and our Annual Report on Form 10-K for the year ended December 31, 2024 (the “Annual Report”) are also available at www.proxyvote.com. This proxy procedure permits all stockholders of record, many of whom are unable to virtually attend the Annual Meeting, to vote their shares of common stock of the Company (“Common Stock”) at the Annual Meeting.

Our board of directors (the “Board”) has fixed the close of business on September 17, 2025 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponements thereof.

IMPORTANT NOTICE

WHETHER OR NOT YOU PLAN TO VIRTUALLY ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO VOTE OVER THE INTERNET, BY TELEPHONE, OR MARK, DATE, AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE. VOTING BY USING THE ABOVE METHODS WILL NOT PREVENT YOU FROM VOTING VIRTUALLY AT THE ANNUAL MEETING.

THANK YOU FOR ACTING PROMPTLY

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

What are proxy materials?

The accompanying proxy is delivered and solicited on behalf of our Board in connection with the Annual Meeting to be held on November 14, 2025 at 10:00 a.m., Pacific Time. As a stockholder, you are invited to virtually attend the Annual Meeting and are requested to vote on the items of business described in this Proxy Statement. This Proxy Statement includes information that we are required to provide to you under Securities and Exchange Commission (the “SEC”) rules and is designed to assist you in voting your shares. The proxy materials include this Proxy Statement for the Annual Meeting, our Annual Report and the proxy card or a voting instruction form for the Annual Meeting (the “Proxy Materials”).

How can I access the proxy materials over the Internet?

The Notice and proxy card or voting instruction form included with the Proxy Materials will contain instructions on how to view the proxy materials on the Internet. Electronic copies of this Proxy Statement and the Annual Report are available at www.proxyvote.com.

How can I sign up for the electronic proxy delivery service?

The Notice and proxy card or voting instruction form included with the Proxy Materials will contain instructions on how to request electronic delivery of future proxy materials. Choosing to receive your future proxy materials by e-mail will eliminate the cost of printing and mailing documents and will reduce the associated environmental impact. If you choose to receive future proxy materials by e-mail, you will receive an e-mail for the next meeting with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

What am I voting on?

The items of business scheduled to be voted on at the Annual Meeting are:

•        Proposal One:    the election of two Class II directors, Kareem Irfan and Clinton J. Weber, each to serve for a three-year term expiring at the 2028 annual meeting of stockholders, or until his respective successor has been duly elected and qualified or his earlier death, resignation, retirement, disqualification or removal (the “Director Election Proposal”);

•        Proposal Two:    the ratification of the appointment of CBIZ CPAs P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2025 (the “Auditor Ratification Proposal”); and

•        Proposal Three:    the approval of the adjournment of the Annual Meeting, if necessary or advisable, to solicit additional proxies in favor of the foregoing proposals if there are not sufficient votes to approve the foregoing proposals (the “Adjournment Proposal”).

The stockholders will also be asked to consider and vote upon any other business properly brought before the Annual Meeting or any adjournment or postponement thereof.

Who is entitled to vote at the Annual Meeting, and how many votes do they have?

Stockholders of record at the close of business on September 17, 2025 (the “Record Date”) may vote at the Annual Meeting. Pursuant to the rights of our stockholders contained in our charter documents, each share of our Common Stock has one vote. There were 30,828,316 shares of Common Stock outstanding as of the Record Date.

What constitutes a quorum?

The holders of one-third of the issued and outstanding shares of Common Stock as of the Record Date, either present virtually or represented by proxy, constitute a quorum. A quorum is necessary in order to conduct the Annual Meeting. If you choose to have your shares represented by proxy at the Annual Meeting, you will be considered part of the quorum. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. If a quorum is not present at the Annual Meeting, the stockholders holding a majority of the eligible votes present virtually or by proxy may adjourn the meeting to a later date. If an adjournment is for more than 60 days or a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the meeting.

How do I vote?

If you hold Common Stock as a stockholder of record as of the Record Date, you may direct how your stock is voted without virtually attending the Annual Meeting, by the following means:

•        Vote by Internet:    You can vote via the Internet at www.proxyvote.com or you may scan the QR code with your smartphone and, once you are at the website, follow the online instructions. You will need information from your proxy card to vote via the Internet. Internet voting is available 24 hours a day. Proxies submitted by the Internet must be received by 11:59 p.m. Eastern Time on the day before the Annual Meeting.

•        Vote by Telephone:    You can vote by telephone by calling the toll-free telephone number 1-800-690-6903. You will need your proxy card to vote by telephone. Telephone voting is available 24 hours a day. Proxies submitted by telephone must be received by 11:59 p.m. Eastern Time on the day before the Annual Meeting.

•        Vote by Mail:    You can vote by marking, dating and signing your name exactly as it appears on the proxy card you received, and returning it in the postage-paid envelope provided. Please promptly mail your proxy card to ensure that it is received prior to the closing of the polls at the Annual Meeting.

If you hold Common Stock in the name of a bank, broker, or other nominee, you should have received this Proxy Statement and voting instructions, which include the following, from your bank, broker or other nominee:

•        Vote by Internet.    You can vote via the Internet by following the instructions on the voting instruction form provided to you. Once there, follow the online instructions. Internet voting is available 24 hours a day.

•        Vote by Telephone.    You can vote by telephone by calling the number provided on your voting instruction form. Telephone voting is available 24 hours a day.

•        Vote by Mail.    You can vote by marking, dating, and signing your name exactly as it appears on the voting instruction form, and returning it in the postage-paid envelope provided. Please promptly mail your voting instruction form to ensure that it is received prior to the closing of the polls at the Annual Meeting.

What is a proxy?

A proxy is a person you appoint to vote on your behalf. By using the methods discussed above, except voting virtually at the meeting, you will be appointing Scott Pomeroy, our Chief Executive Officer, and Brooke Turk, our Chief Financial Officer, as your proxies (together, the “Management Proxyholders”). The Management Proxyholders may act together or individually to vote on your behalf, and will have the authority to appoint a substitute to act as proxy. If you are unable to virtually attend the Annual Meeting, please vote by proxy so that your shares may be voted.

You also have the right to appoint a person other than the Management Proxyholders to represent you at the Annual Meeting by striking out the names of the Management Proxyholders in the accompanying form of proxy and by inserting the desired proxyholder’s name in the blank space provided. A proxyholder need not be a stockholder.

How will my proxy vote my shares?

If you are a stockholder of record, your proxy will vote according to your instructions. If you choose to vote by mail and complete and return the enclosed proxy card but do not indicate your vote, your proxy will vote “FOR” any proposal for which you do not indicate your vote. We do not intend to bring any other matter for a vote at the Annual Meeting, and we do not know of anyone else who intends to do so. Your proxies are authorized to vote on your behalf, however, using their best judgment, on any other business that properly comes before the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place.

How do I change my vote?

If you are a stockholder of record, you may revoke your proxy at any time before your shares are voted at the Annual Meeting by:

•        notifying our Secretary, David Brody, in writing at 8123 InterPort Blvd., Suite C, Englewood, CO 80112, that you are revoking your proxy;

•        submitting a proxy at a later date via the Internet or telephone, or by signing and delivering a proxy card relating to the same shares and bearing a later date than the date of the previous proxy prior to the vote at the Annual Meeting, in which case your later-submitted proxy will be recorded and your earlier proxy revoked; or

•        virtually attending and voting at the Annual Meeting.

If your shares are held in the name of a nominee, you should check with your nominee and follow the voting instructions your nominee provides.

Who will count the votes?

A representative from Broadridge Financial Solutions, Inc. will act as the inspector of election and count the votes.

What vote is required to approve each proposal?

For Proposal One (the Director Election Proposal), director nominees will be elected by a plurality of the votes cast by the holders of shares of Common Stock present virtually or represented by proxy and entitled to vote in the election. The director nominees who receive the greatest number of votes at the Annual Meeting (up to the total number of directors to be elected) will be elected. As a result, withheld votes and “broker non-votes” (see below), if any, will not affect the outcome of the vote on the Director Election Proposal. Consequently, only shares that are voted in favor of a particular nominee will be counted toward such nominee’s achievement of a plurality. Stockholders may not cumulate votes in the election of directors, which means that each stockholder may vote no more than the number of votes such stockholder is entitled to cast for a single director candidate.

For Proposal Two (the Auditor Ratification Proposal) and Proposal Three (the Adjournment Proposal), the affirmative vote of the holders of shares of Common Stock representing a majority of the votes cast by the holders of all of the shares of Common Stock present virtually or represented by proxy and entitled to vote at the Annual Meeting will be required for approval.

What are the effects of abstentions and broker non-votes?

An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. Under Nevada law, abstentions are considered present and entitled to vote at the Annual Meeting. As a result, abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against a proposal in cases where approval of the proposal requires the affirmative vote of the majority of the voting power.

If you are a beneficial owner of shares held in “street name” and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares does not have the authority to vote on the matter with respect to those shares. This is generally referred to as a “broker non-vote.”

Proposals Two and Three involve matters that we believe will be considered routine under the relevant securities exchange rules and will not be subject to broker non-vote. Any proposal that is considered to be routine under the relevant securities exchange rules, will also not be subject to broker non-vote. The “routine” treatment of these proposals does not affect the seriousness with which we treat these proposals. Proposal One involves matters that we believe will be considered non-routine and brokers and other intermediaries will not have the discretion to vote on it without voting instructions. We encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided by such organization.

What percentage of our Common Stock do our directors, director nominees and current executive officers own?

As of September 17, 2025, our directors, director nominees and executive officers beneficially owned approximately 7.4% of our outstanding Common Stock, including shares of Common Stock issuable within sixty days. See the discussion under the heading “Security Ownership of Certain Beneficial Owners and Management” for more details.

Who is soliciting proxies, how are they being solicited, and who pays the cost?

Proxies will be solicited on behalf of our Board by mail, in person, by telephone, and via the Internet. We will bear the cost of soliciting proxies. Further, proxies may also be solicited through our directors, officers, and employees, who are soliciting proxies primarily by mail and the Internet without additional payments to them other than the reimbursement of out-of-pocket expenses in connection with such solicitation. We will also reimburse stockbrokers and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the owners of our voting stock.

Can I attend the Annual Meeting?

The Board chose a virtual meeting format for the Annual Meeting to facilitate stockholder attendance and participation by enabling stockholders to participate fully, and equally, from any location around the world, at no cost. The virtual meeting format will allow our stockholders to engage with us at the Annual Meeting from any geographic location, using any convenient Internet connected devices, including smart phones and tablets, laptop or desktop computers. The virtual format allows stockholders to submit questions during the meeting.

To ensure they can participate, stockholders and proxyholders should visit www.virtualshareholdermeeting.com/XTIA2025 and enter the 16-digit control number included on their Notice or proxy card. If you wish to participate in the meeting and your shares are held in street name, you must obtain, from the broker, bank or other organization that holds your shares, the information required, including a 16-digit control number, in order for you to be able to participate in, and vote at the Annual Meeting.

Stockholders can vote their shares and submit questions via the Internet during the Annual Meeting by accessing the Annual Meeting website at www.virtualshareholdermeeting.com/XTIA2025. We will answer any timely submitted and relevant questions on a matter to be voted on at the Annual Meeting before voting is closed on the matter. Following adjournment of the formal business of the Annual Meeting, we will address appropriate general questions from stockholders regarding the Company as time allows. Questions relating to us may be submitted in the field provided in the web portal at or before the time the questions are to be discussed. If we receive substantially similar questions, we may group those questions together and provide a single response to avoid repetition.

Online check-in to the Annual Meeting webcast will begin at 9:45 a.m., Pacific Time, and you should allow ample time to log in to the meeting webcast and test your computer audio system. During online check-in and continuing through the length of the Annual Meeting, we will have technicians standing by to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.

Who is our Independent Registered Public Accounting Firm, and will they be represented at the Annual Meeting?

CBIZ CPAs P.C. has been appointed to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2025. We expect that representatives of CBIZ CPAs P.C. will be available at the Annual Meeting. They will have an opportunity to make a statement, if they desire, and will be available to answer appropriate questions at the Annual Meeting.

What are the recommendations of our Board?

The recommendations of our Board are set forth together with the description of each proposal in this Proxy Statement. In summary, the Board recommends a vote FOR all director nominees and FOR all of the other proposals. With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

If you sign and return your proxy card but do not specify how you want to vote your shares, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board.

Proposal ONE:
The Director Election Proposal

Our business affairs are managed under the direction of our Board, which is currently composed of five members, divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires. The terms of office of directors in Class I, Class II and Class III expire at our Annual Meetings of Stockholders to be held in 2027, 2025 and 2026, respectively. Our Class I directors are Soumya Das and Scott Pomeroy, our Class II director is Kareem Irfan, and our Class III directors are Tensie Axton and David Brody.

In addition to our current Class II director, Kareem Irfan, our Board has nominated Clinton J. Weber as a nominee to serve as a Class II director, each to serve until the 2028 annual meeting of stockholders, or until his respective successor is duly elected and qualified or his earlier death, resignation, retirement, disqualification or removal. Currently, the authorized number of directors is five, and will be increased to six concurrently with the election of Mr. Weber to the Board.

If a quorum is present at the Annual Meeting, the director nominees will be elected by a plurality of the votes cast by the holders of shares present virtually or represented by proxy and entitled to vote at the meeting. There is no cumulative voting in the election of directors.

Unless otherwise instructed, the proxy holders named in the enclosed proxy will vote the proxies received by them for Mr. Irfan, who currently serves as a Class II director, and for Mr. Weber, a nominee for Class II director. In the event that any nominee for any reason is unable to serve, or for good cause will not serve, the proxies will be voted for such substitute nominee as our Board may determine. We are not aware of any nominee who will be unable to serve, or for good cause will not serve, as a director. Messrs. Irfan and Weber have consented to being named in this proxy statement and to serve if elected.

Unless otherwise provided by law, any vacancy on the Board may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall hold office the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

The relevant experiences, qualifications, attributes and skills of each nominee that led our Board to recommend such persons as a nominee for director are described in the section entitled “Executive Officers, Directors, and Corporate Governance.”

Vote Required

The nominees will be elected by a plurality of the votes cast by the holders of shares of Common Stock present virtually or represented by proxy and entitled to vote in the election. You may vote your shares “FOR” each nominee, or you may “WITHHOLD” your vote from each nominee. Those director nominees receiving the most “FOR” votes cast in favor of their election to the Board will be elected to the Board. Votes that are marked “WITHHOLD” will not be included in the vote tally for the election of directors and thus will have no effect on the outcome of the vote on this proposal. If your shares are held by a broker and you do not give the broker specific instructions on how to vote your shares, your broker may not vote your shares at its discretion. Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.

***THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
EACH OF THE NOMINEES SET FORTH ABOVE***

EXECUTIVE OFFICERS, DIRECTORS, AND CORPORATE GOVERNANCE

The following table sets forth the names, ages and positions of all of our directors and executive officers and our new director nominee as of the date of this Proxy Statement. Our officers are appointed by, and serve at the pleasure of, our Board.

Name	Age	Position
Scott Pomeroy	64	Chief Executive Officer, Chairman and Director
Brooke Turk	59	Chief Financial Officer
Michael A. Tapp	54	Chief Operating Officer
Tobin Arthur	57	Chief Strategy Officer
Soumya Das	53	Chief Executive Officer, Real Time Location System Division, and Director
Tensie Axton	57	Director
David Brody	76	Director and Secretary
Kareem Irfan*	65	Director
Clinton J. Weber*	49	Director Nominee

____________

*        In addition to our current Class II director, Kareem Irfan, our Board has nominated Clinton J. Weber as a nominee to serve as a Class II director.

Scott Pomeroy, Chairman and Chief Executive Officer

Mr. Pomeroy was appointed as our Chief Executive Officer and as Chairman of the Board in March 2024, at the effective time of the XTI Merger. He previously served as Legacy XTI’s Chief Financial Officer under a consulting arrangement from July 2022 until the XTI Merger and as a director of Legacy XTI from February 2023 until the XTI Merger. Mr. Pomeroy previously served as the CFO of Dex Media, overseeing equity and debt capital raises of more than $10 billion, and was CEO and founder of Local Insight Media. He also co-founded Gen3 Financial Services, a boutique merchant bank providing capital raising and business advisory services to clients in a variety of industries including aerospace. He led capital raising efforts for a $50 million fund in 2021-22. Mr. Pomeroy has served on several boards of directors, including the board of directors of AVX Aircraft Company since 2009. Mr. Pomeroy began his career at KPMG Peat Marwick. He has a BBA in Accounting from the University of New Mexico and is a Certified Public Accountant.

We believe that Mr. Pomeroy’s over 35 years’ experience in launching new businesses, raising capital, and serving as founder and CEO, President, and Chief Financial Officer of several companies qualifies him to serve on our Board.

Brooke Turk, Chief Financial Officer

Ms. Turk was appointed as our Chief Financial Officer in March 2024, at the effective time of the XTI Merger. She previously served as a consultant for Legacy XTI from August 2023 until the XTI Merger. Ms. Turk has provided CFO services to multiple companies as a member of Springboard Ventures since August 2011. During her time with Springboard Ventures, Ms. Turk has acted as the chief financial officer of several businesses, including MADSKY from March 2017 to October 2018, The Champion Group from March 2020 to April 2024, Catalyst Solutions from February 2022 to May 2023 and CB Scientific Inc. from November 2021 to September 2024. Over her 30 plus year career, Ms. Turk has played a key role in multiple corporate transactions, including mergers, acquisitions and divestitures; restructures and reorganizations; debt and equity capital raises, a Chapter 11 bankruptcy and an IPO. Ms. Turk began her career at Arthur Andersen. She received a Master of Science in Business Administration from Colorado State University and a Bachelor of Arts in Organizational Communication from Western Colorado University and is a Certified Public Accountant.

Michael A. Tapp, Chief Operating Officer

Mr. Tapp has served as our Chief Operating Officer since September 2025. Additionally, since September 2024, Mr. Tapp has served as chairman of our Corporate Advisory Board, which is assisting the Company in sourcing and evaluating strategic opportunities. Since 2021, Mr. Tapp has served as an operating partner and advisory board member of Palingen Capital Management. Prior to that, he held various leadership roles at Interstate Batteries from 2008 to 2016, including as President of All Battery Centers, Interstate’s multi-unit franchise system (2011 – 2015), and President of PowerCare Service & Solutions, Interstate’s industrial power management business (2015 – 2016). Before joining Interstate Batteries, Mr. Tapp held senior executive roles at both operating and private equity organizations while serving on the Executive Committee of the Center for New Ventures and Entrepreneurship at Texas A&M University’s Mays School of Business. In addition to his executive roles, Mr. Tapp has held directorships and advisory positions with investment management and venture backed firms. Since 2019, he has been a director of RiseIT Solutions, Inc. and since 2024, he has been a senior advisor to Medici Global Ventures. Mr. Tapp holds an MBA from the University of Chicago Booth School of Business and a BS from Texas A&M University’s College of Engineering.

Tobin Arthur, Chief Strategy Officer

Mr. Arthur has served as our Chief Strategy Officer since September 2024. Mr. Arthur brings over 30 years of experience in helping companies develop and implement corporate strategies focused on innovation. Mr. Arthur began his career at Starbucks Corporation when it was a newly public company where he held various leadership roles in both the operations and technology groups. He then transitioned to building, investing in and advising startups on their business strategies, including their capital development and executive recruitment. From 2011 to 2013, Mr. Arthur served as President of CureUs, a medical publishing platform. In 2013, he founded AngelMD, an online healthcare innovation community that connects clinicians, startups, and investors; since 2013 he has also served as AngelMD’s Executive Chairman. In 2017, he co-founded Catalyst Fund LP, a medtech-focused venture capital fund. In 2018, Mr. Arthur launched the Innovation4Alpha podcast which has evolved into an advisory firm focused on helping companies with strategy, storytelling and capital formation. Mr. Arthur holds a B.A. in English from the University of Southern California.

Soumya Das, Chief Executive Officer of Real Time Location System Division and Director

Mr. Das was appointed as the Chief Executive Officer of our Real Time Location System Division and a member of our Board in March 2024, at the effective time of the XTI Merger. Mr. Das also currently serves as the Managing Director of our wholly owned subsidiary Inpixon GmbH and its wholly owned subsidiary IntraNav GmbH. He previously served as our Chief Operating Officer from February 2018 until the XTI Merger, and as our Chief Marketing Officer from November 2016 until March 2021. Prior to joining the Company, from November 2013 until January 2016, Mr. Das was the Chief Marketing Officer of Identiv, a security technology company. From January 2012 until October 2013, Mr. Das was the Chief Marketing Officer of SecureAuth, a provider of multi-factor authentication, single sign-on, adaptive authentication and self-services tools for different applications. Prior to joining SecureAuth, Mr. Das was the Vice President, Marketing and Strategy of CrownPeak, a provider of web content management solutions, from April 2010 until January 2012. Mr. Das has also served as a member of the board of Museum on Mile since January 4, 2019. Mr. Das earned an MBA from Richmond College, London, United Kingdom, and Bachelor of Business Management from Andhra University in India.

We believe that Mr. Das’s experience in managing and operating high growth public companies qualifies him to serve on our Board.

Tensie Axton, Director

Ms. Axton has served as a member of our Board since May 2024. Ms. Axton has been a Senior Managing Director at FTI Consulting, Inc. in the Corporate Finance practice since May 2019 where she specializes in developing and executing successful operational and financial strategies for businesses in various stages of their business cycle, including serving as Interim CFO. Ms. Axton previously served as Chief Financial Officer for Neighbors Health, LLC (2016-2019), Chief Operating Officer for Pinnacle Medical Partners (2015-2016), Chief Financial Officer for Colorado Bancorp (2010-2012) and Vice President-Finance at Kevco, Inc. (1997-1999). From 2019 to 2024, Ms. Axton was a director of Houston Arboretum & Nature Center, chair of their Audit Committee and a member of their Finance Committee. She began her career at KPMG, was a Transaction Services Partner for KPMG in Silicon Valley, California and Denver, Colorado for eight years and served as Office Managing Partner for the Denver office. Ms. Axton has a BBA in Accounting from Texas A&M University and is a Certified Public Accountant.

We believe that Ms. Axton’s 30 plus years of experience in start-up and high growth businesses, capital markets, building and leading teams, accounting and auditing, mergers and acquisitions, investor relations and system implementations give her strong qualifications and skills to serve on our Board.

David Brody, Director and Secretary

Mr. Brody has served as a member of our Board and as our Secretary since March 2024, at the effective time of the XTI Merger. He also currently serves as a director of Legacy XTI. Mr. Brody is the founder of Legacy XTI and previously served as the Chairman of its board until the XTI Merger. He designed the initial TriFan 600 configuration, technology and performance objectives. Mr. Brody formed the initial leadership team, filed for patents and began development of the TriFan airplane in 2014. Mr. Brody is also the founder of the advanced technology helicopter company, AVX Aircraft Company (an engineering design and U.S. defense contractor) and was its Chairman and Chief Executive Officer until 2013 and continues to serve on the AVX Aircraft Company board. Mr. Brody, a lawyer, practiced law in Denver from 1974 to 2021, including with the international law firm, Hogan Lovells US LLP from 2013-2021. An inventor, he holds several patents for inventions in aircraft technology and other fields. He has a Bachelor of Arts degree in Political Science and Philosophy from the University of Colorado in Boulder, and a Juris Doctorate from American University Law School in Washington D.C.

We believe that Mr. Brody’s experience in the legal field, in the aerospace industry and as a founder of Legacy XTI qualify him to serve on our Board.

Kareem Irfan, Director

Mr. Irfan has served as a member of our Board since July 2014. Mr. Irfan has been Chicago-based CEO (Global Businesses) since 2013 of Cranes Software International Limited (Cranes), a group of multinational corporations providing IT, Big-Data Analytics, Business Intelligence & Tech-Education services. Mr. Irfan previously served as Chief Strategy Officer for Cranes; a General Counsel for Schneider Electric (a Paris-based global leader in energy management) from 2005 to 2011; a Chief Counsel for Square D (US), and practiced IP law at two international. law firms in the US. He also advises global corporate, NGOs, NPOs and ed-institutions on M&A strategies, CSG/SRI, strategic sustainability & governance, inter-faith bridge-building, diversity/cultural sensitivity, international collaborations, and industry-oriented management/Leadership programs. Mr. Irfan is a graduate of DePaul University College of Law, holds a MS in Computer Engineering from the University of Illinois, and a BS in Electronics Engineering from Bangalore University.

Mr. Irfan’s extensive experience in advising information technology companies, managing corporate governance and regulatory management policies, including over 30 years as a business strategist and over fifteen years of executive management leadership give him strong qualifications and skills to serve on our Board.

Clinton J. Weber, Director Nominee

Mr. Weber has served since July 2025 as Chief Financial Officer of both Prius Intelli, LLC, an aerial imagery and geospatial intelligence company, and its subsidiary, Synetos Aerospace, where he is responsible for business development, mergers and acquisitions, and financial planning and analysis. Since July 2025, he has also served as President of Nolan Catholic High School, where he oversees operations and institutional advancement. From 2023 to July 2025, Mr. Weber was the Chief Investment Officer and a member of the board of directors of Trinity Investment Management, LLC, a registered investment advisor, and Managing Director of the Trinity Faith & Family Values Alternative Income Fund, LP, where he oversaw capital allocation strategy, investment performance, transaction pipeline, and operational execution. From 2020 to July 2025, Mr. Weber served as President and Chief Executive Officer of the Advancement Foundation for the Catholic Diocese of Fort Worth, where he managed the foundation’s investment portfolio, capital initiatives, fundraising campaigns, and grants processes; during this period, he also served as a member of the foundation’s board and its audit committee. From 2014 to 2019, he was a Principal and Senior Analyst at Corbett Capital, an investment firm, where he focused on private direct investments and private equity. Prior to 2014, Mr. Weber served as an officer and tactical jet pilot in the United States Marine Corps. Since 2019, Mr. Weber has provided financial consulting services to start-ups through his sole proprietorship, Tally Ho Enterprises, LLC. Mr. Weber currently serves on the board of directors of Cristo Rey Forth Worth College Prep, and previously served on the board of IWP Capital, LLC from 2023 to July 2025. Mr. Weber received his BA from Texas A&M University and his MBA from Texas Christian University.

We believe that Mr. Weber’s unique combination of operational, financial, and aerospace-related leadership experience make him well-qualified to serve on our Board.

Our Board

Our Board may establish the authorized number of directors from time to time by resolution. The current authorized number of directors is five. In accordance with the terms of our bylaws, as amended, our Board is divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires. The directors are divided among the three classes as follows:

•        the Class I directors are Soumya Das and Scott Pomeroy, and their terms will expire at our Annual Meeting of Stockholders to be held in 2027;

•        the Class II director is Kareem Irfan, and his term will expire at this Annual Meeting; and

•        the Class III directors are Tensie Axton and David Brody, and their terms will expire at our Annual Meeting of Stockholders to be held in 2026.

In addition to our current Class II director, Kareem Irfan, our Board has nominated Clinton J. Weber as a nominee to serve as a Class II director, each to serve until the 2028 annual meeting of stockholders, or until his respective successor is duly elected and qualified or his earlier death, resignation, retirement, disqualification or removal. Currently, the authorized number of directors is five, and will be increased to six concurrently with the election of Mr. Weber to the Board.

We expect that any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.

We continue to review our corporate governance policies and practices by comparing our policies and practices with those suggested by various groups or authorities active in evaluating or setting best practices for corporate governance of public companies. Based on this review, we have adopted, and will continue to adopt, changes that the Board believes are the appropriate corporate governance policies and practices for our Company.

Our Board held fourteen (14) meetings during 2024. No member of our Board attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board (held during the period for which he or she was a director) and (ii) the total number of meetings held by all committees of the Board on which such director served (held during the period that such director served). Members of our Board are invited and encouraged to attend our annual meeting of stockholders. All of our directors except one attended last year’s annual meeting.

Independence of Directors

In determining the independence of our directors and director nominees, we apply the definition of “independent director” provided under the listing rules of Nasdaq. Pursuant to these rules, the Board has determined that Clinton J. Weber, our director nominee, and all of the directors currently serving on the Board are independent within the meaning of Nasdaq Listing Rule 5605 with the exception of Soumya Das and Scott Pomeroy, who are executive officers.

Committees of our Board

The Board has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee.

Audit Committee

The Audit Committee consists of Mr. Irfan (Chair), Ms. Axton and Mr. Brody. Our Board has approved certain changes to the composition of the committees of the Board, subject to Mr. Weber’s election at the Annual Meeting. Subject to Mr. Weber’s election at the Annual Meeting, the Audit Committee is expected to consist of Ms. Axton (Chair), Mr. Brody, Mr. Irfan and Mr. Weber. The Board determined that each current and proposed member of the Audit Committee is “independent” as defined under Nasdaq Listing Rule 5605(a)(2) and within the meaning of Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has determined that each of Ms. Axton, Mr. Irfan and Mr. Weber qualifies as an “audit committee financial expert” as defined in the rules of the SEC. The Audit Committee met three (3) times during 2024. All members attended more than 75% of such committee meetings. The role of the Audit Committee is to:

•        oversee management’s preparation of our financial statements and management’s conduct of the accounting and financial reporting processes;

•        oversee management’s maintenance of internal controls and procedures for financial reporting;

•        oversee our compliance with applicable legal and regulatory requirements, including without limitation, those requirements relating to financial controls and reporting;

•        oversee the independent auditor’s qualifications and independence;

•        oversee the performance of the independent auditors, including the annual independent audit of our financial statements;

•        prepare the report required by the rules of the SEC to be included in our Proxy Statement; and

•        discharge such duties and responsibilities as may be required of the Audit Committee by the provisions of applicable law, rule or regulation.

The Audit Committee is authorized to establish procedures to receive, address, monitor, and retain complaints arising out of accounting and auditing matters. As it deems appropriate, the Audit Committee is authorized to engage outside auditors, counsel, or other experts. A copy of the charter of the Audit Committee is available on our website at http://www.xtiaerospace.com (under “Investors/Governance/Governance Documents”).

Compensation Committee

The Compensation Committee consists of Mr. Brody (Chair), Ms. Axton and Mr. Irfan. Subject to Mr. Weber’s election at the Annual Meeting, the Compensation Committee is expected to consist of Mr. Irfan (Chair), Ms. Axton, Mr. Brody and Mr. Weber. The Board determined that each current and proposed member of the Compensation Committee is “independent” as defined under Nasdaq Listing Rule 5605(a)(2). The Compensation Committee met three (3) times during 2024. All members attended 75% or more of such committee meetings. The role of the Compensation Committee is to:

•        develop and recommend to the independent directors of the Board the annual compensation (base salary, bonus, stock options and other benefits) for our directors and officers;

•        review, approve and recommend to the independent directors of the Board the annual compensation (base salary, bonus and other benefits) for all of our Executive Officers (as used in Section 16 of the Exchange Act and defined in Rule 16a-1 thereunder);

•        review, approve and recommend to the Board the annual profit-sharing contribution, aggregate number of equity grants and other benefits to be granted to all other employees;

•        review, the management’s succession planning process in consultation with CEO, and provide report to the Board on Company’s leadership succession planning for the CEO and other executive officers, on annual basis; and

•        ensure that a significant portion of executive compensation is reasonably related to the long-term interest of our stockholders.

A copy of the charter of the Compensation Committee is available on our website at http://www.xtiaerospace.com (under “Investors/Governance/Governance Documents”).

The Compensation Committee may form and delegate a subcommittee consisting of one or more members to perform the functions of the Compensation Committee. The Compensation Committee may engage outside advisers, including outside auditors, attorneys and consultants, as it deems necessary to discharge its responsibilities. The Compensation Committee has sole authority to retain and terminate any compensation expert or consultant to be used to provide advice on compensation levels or assist in the evaluation of director, President/Chief Executive Officer or senior executive compensation, including sole authority to approve the fees of any expert or consultant and other retention terms. In addition, the Compensation Committee considers, but is not bound by, the recommendations of our Chief Executive Officer with respect to the compensation packages of our other executive officers.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee, or the “Governance Committee,” consists of Ms. Axton (Chair) and Mr. Brody. Subject to Mr. Weber’s election at the Annual Meeting, the Governance Committee is expected to consist of Mr. Weber (Chair), Ms. Axton, Mr. Brody and Mr. Irfan. The Board determined that each current and proposed member of the Governance Committee is “independent” as defined under Nasdaq Listing Rule 5605(a)(2). The Governance Committee met one (1) time during 2024. The role of the Governance Committee is to:

•        evaluate from time to time the appropriate size (number of members) of the Board and recommend any increase or decrease;

•        determine the desired skills and attributes of members of the Board, taking into account the needs of the business and listing standards;

•        establish criteria for prospective members, conduct candidate searches, interview prospective candidates, and oversee programs to introduce the candidate to us, our management, and operations;

•        annually recommend to the Board persons to be nominated for election as directors;

•        recommend to the Board the members of all standing committees;

•        periodically review the “independence” of each director;

•        adopt or develop for Board consideration corporate governance principles and policies; and

•        provide oversight to the strategic planning process conducted annually by our management.

A copy of the charter of the Governance Committee is available on our website at http://www.xtiaerospace.com (under “Investors/Governance/Governance Documents”).

Stockholder Communications

Stockholders may communicate with the members of the Board, either individually or collectively, by writing to the Board at 8123 InterPort Blvd., Suite C, Englewood, CO 80112. These communications will be reviewed by the Secretary as agent for the non-employee directors in facilitating direct communication to the Board. The Secretary will treat communications containing complaints relating to accounting, internal accounting controls, or auditing matters as reports under our Whistleblower Policy. Further, the Secretary will disregard communications that are bulk mail, solicitations to purchase products or services not directly related either to us or the non-employee directors’ roles as members of the Board, sent other than by stockholders in their capacities as such or from particular authors or regarding particular subjects that the non-employee directors may specify from time to time, and all other communications which do not meet the applicable requirements or criteria described below, consistent with the instructions of the non-employee directors.

General Communications. The Secretary will summarize all stockholder communications directly relating to our business operations, the Board, our officers, our activities or other matters and opportunities closely related to us. This summary and copies of the actual stockholder communications will then be circulated to the Chairman of the Governance Committee.

Stockholder Proposals and Director Nominations and Recommendations. Stockholder proposals are reviewed by the Secretary for compliance with the requirements for such proposals set forth in our Bylaws and in Regulation 14a-8 promulgated under the Exchange Act. Stockholder proposals that meet these requirements will be summarized by the Secretary. Summaries and copies of the stockholder proposals are circulated to the Chairman of the Governance Committee.

Stockholder nominations for directors are reviewed and summarized by the Secretary and are then circulated to the Chairman of the Governance Committee.

The Governance Committee will consider director candidates recommended by stockholders. If a director candidate is recommended by a stockholder, the Governance Committee expects to evaluate such candidate in the same manner it evaluates director candidates it identifies. Stockholders desiring to make a recommendation to the Governance Committee should follow the procedures set forth above regarding stockholder nominations for directors.

In addition to satisfying the foregoing requirements under our Bylaws, stockholders who intend to solicit proxies in support of director nominees other than our nominees must comply with the additional requirements of Rule 14a-19 under the Exchange Act (the “universal proxy rules”). The requirements under the universal proxy rules are in addition to the applicable procedural requirements under our Bylaws described above.

Retention of Stockholder Communications. Any stockholder communications which are not circulated to the Chairman of the Governance Committee because they do not meet the applicable requirements or criteria described above will be retained by the Secretary for at least ninety calendar days from the date on which they are received, so that these communications may be reviewed by the directors generally if such information relates to the Board as a whole, or by any individual to whom the communication was addressed, should any director elect to do so.

Distribution of Stockholder Communications. Except as otherwise required by law or upon the request of a non-employee director, the Chairman of the Governance Committee will determine when and whether a stockholder communication should be circulated among one or more members of the Board and/or Company management.

Director Qualifications and Diversity

The Board seeks independent directors who represent a diversity of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. The Board is particularly interested in maintaining a mix that includes individuals who are active or retired executive officers and senior executives, particularly those with experience in technology; research and development; finance, accounting and banking; or marketing and sales.

There is no difference in the manner in which the Governance Committee evaluates nominees for directors based on whether the nominee is recommended by a stockholder. In evaluating nominations to the Board, the Governance Committee also looks for depth and breadth of experience within the Company’s industry and otherwise, outside time commitments, special areas of expertise, accounting and finance knowledge, business judgment, leadership ability, experience in developing and assessing business strategies, corporate governance expertise, and for incumbent members of the Board, the past performance of the incumbent director. Each of the candidates nominated for election to our Board was recommended by the Governance Committee.

Code of Business Conduct and Ethics

The Board has adopted a code of business conduct and ethics (the “Code”) designed, in part, to deter wrongdoing and to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with or submits to the SEC and in the Company’s other public communications, compliance with applicable governmental laws, rules and regulations, the prompt internal reporting of Code violations to an appropriate person or persons, as identified in the Code and accountability for adherence to the Code. The Code applies to all directors, executive officers and employees of the Company. The Code is periodically reviewed by the Board. In the event we determine to amend or waive certain provisions of the Code, we intend to disclose such amendments or waivers on our website at http://www.xtiaerospace.com under the heading “Investors” within four business days following such amendment or waiver or as otherwise required by the Nasdaq Listing Rules.

Family Relationships

There are no family relationships among any of our directors, director nominees and executive officers.

Insider Trading Policy

We have an insider trading policy (which was adopted by the Board in November 2015 and updated as of April 2025) that governs the purchase, sale, and/or other dispositions of our securities by our directors, officers and employees. We believe that our insider trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and Nasdaq listing standards. Our insider trading policy, among other things, prohibits directors, executive officers and members of our executive and operations teams from holding our securities in a margin account, pledging our securities as collateral for a loan, or engaging in short selling or similar hedging activities involving our securities.

Risk Oversight

Our Board provides risk oversight for our entire company by receiving management presentations, including risk assessments, and discussing these assessments with management. The Board’s overall risk oversight, which focuses primarily on risks and exposures associated with current matters that may present material risk to our operations, plans, prospects or reputation, is supplemented by the various committees. The Audit Committee discusses with management and our independent registered public accounting firm our risk management guidelines and policies, our major financial risk exposures and the steps taken to monitor and control such exposures. Our Compensation Committee oversees risks related to our compensation programs and discusses with management its annual assessment of our employee compensation policies and programs. Our Governance Committee oversees risks related to corporate governance and management and director succession planning.

Board Leadership Structure

Our Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board, as our Board believes it is in the best interest of the Company to make that determination based on the position and direction of the Company and the membership of the Board.

Our Board has determined that having an employee director serve as Chairman is in the best interest of our stockholders at this time because of the efficiencies achieved in having the role of Chief Executive Officer and Chairman combined, and because the detailed knowledge of our day-to-day operations and business that the Chief Executive Officer possesses greatly enhances the decision-making processes of our board of directors as a whole.

The Chairman of the Board and the other members of the Board work in concert to provide oversight of our management and affairs. Our Board encourages communication among its members and between management and the Board to facilitate productive working relationships. Working with the other members of the Board, our Chairman also strives to ensure that there is an appropriate balance and focus among key board responsibilities such as strategic development, review of operations and risk oversight.

Director Compensation

The following table provides certain summary information concerning compensation awarded to, earned by or paid to our directors in the year ended December 31, 2024, except Scott Pomeroy and Soumya Das, whose aggregate compensation information has been disclosed under “Executive Compensation” below.

Name	Fees Earned or paid in cash ($)	Stock awards ($)	Option awards ($)(1)	Non-equity Incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Current Non-Executive Directors:
David Brody	$60,000	—	$77,653	—	—	—	$137,653
Tensie Axton	$51,667	—	$75,227	—	—	—	$126,894
Kareem Irfan	$100,750	—	$75,227	—	—	—	$175,977
Former Directors:
Leonard Oppenheim(2)	$13,375	—	—	—	—	—	$13,375
Tanveer Khader(3)	$9,354	—	—	—	—	—	$9,354

____________

(1)      The fair value of the director option grants are estimated on the date of grant using the Black-Scholes option pricing model with key weighted average assumptions, expected stock volatility and risk free interest rates based on US Treasury rates from the applicable periods.

(2)      Leonard Oppenheim resigned from the Board, effective as of March 31, 2024.

(3)      Tanveer Khader resigned from the Board, effective as of the effective time of the XTI Merger on March 12, 2024.

Directors are entitled to reimbursement of ordinary and reasonable expenses incurred in exercising their responsibilities and duties as a director.

Effective July 1, 2015, the Board approved the following compensation plan for the independent directors payable in accordance with each independent director’s services agreement: $30,000 per year for their services rendered on the Board, $15,000 per year for service as the Audit Committee chair, $10,000 per year for service as the Compensation Committee chair, $6,000 per year for service on the Audit Committee, $4,000 per year for service on the Compensation Committee, $2,500 per year for service on the Governance Committee, a one-time non-qualified stock option grant to purchase 20,000 shares of Common Stock (not adjusted for any subsequent reverse stock splits) under the 2011 Plan and restricted stock awards of 20,000 shares of Common Stock (not adjusted for any subsequent reverse stock splits) under the 2011 Plan, which are granted in four equal installments on a quarterly basis and are each 100% vested upon grant.

On January 25, 2019, each independent director entered into an amendment to his respective director services agreement pursuant to which the Company agreed to grant each independent director, so long as such director continues to fulfill her or his duties and provide services pursuant to their services agreement, an annual non-qualified stock option to purchase up to 20,000 shares of Common Stock (not adjusted for any subsequent reverse stock splits) in lieu of the above-mentioned equity awards. Each stock option grant will be subject to the approval of the Board, which shall determine the appropriate vesting schedule, if any, and the exercise price.

On May 16, 2022, Mr. Irfan’s Director Services Agreement (as amended, the “Amended Director Services Agreement”) was amended to increase his quarterly compensation by an additional $10,000 per month as consideration for the additional time and efforts dedicated to the Company and management in support of the evaluation of strategic relationships and growth initiatives. The Amended Director Services Agreement superseded and replaced all prior agreements by and between the Company and Mr. Irfan.

During the year ended December 31, 2024, no independent director was awarded any restricted stock awards.

On May 1, 2024, the Board approved and adopted the following compensation policy for the Company’s non-employee directors: $50,000 per year for general availability and participation in meetings and conference calls of the Board, $20,000 per year for service as the Audit Committee chair, $15,000 per year for service as the Compensation Committee chair, $10,000 per year for service as the Governance Committee chair, $10,000 per year for service on the Audit Committee, $7,500 per year for service on the Compensation Committee, $5,000 per year for service on the Governance Committee. All cash compensation will be payable quarterly in arrears. Each of the Company’s non-employee directors will also receive an annual grant of stock options pursuant to the 2018 Plan, with a fair market value equal to the aggregate annual cash retainer for the applicable director based upon a Black-Scholes option pricing model. The exercise price of the stock options will be equal to the market price of the Common Stock at the time of grant.

EXECUTIVE COMPENSATION

The table below sets forth, for the last two fiscal years, the compensation earned by (i) each individual who served as our principal executive officer during the last fiscal year, (ii) our two other most highly compensated executive officers, other than our principal executive officer, who were serving as an executive officer at the end of the last fiscal year and (iii) up to two additional individuals for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer at the end of the last fiscal year. Together, these individuals are sometimes referred to as the “Named Executive Officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)	Option Awards ($)(1)	All Other Compensation ($)		Total ($)
Scott Pomeroy	2024	$316,667	$358,800		$—	$1,051,875	$2,246,450	(2)	$3,973,792
Chairman and Chief Executive Officer	2023	$—	$—		$—	$—	$210,000	(3)	$210,000
Brooke Turk	2024	$281,121	$235,463		$—	$613,594	$79,050	(2)	$1,209,228
Chief Financial Officer	2023	$—	$—		$—	$—	$101,250	(3)	$101,250
Soumya Das	2024	$312,000	$912,000	(4)	$—	$364,650	$12,000	(5)	$1,600,650
Chief Executive Officer, Real Time Location System Division, and Director	2023	$312,000	$288,863		$—	$—	$106,897	(5)	$707,760
Former Executives
Nadir Ali	2024	$70,000	$3,581,000	(6)	$—	$—	$1,565,803	(7)	$5,216,803
Former Chief Executive Officer	2023	$280,000	$2,451,225	(6)	$—	$—	$754,399	(7)	$3,485,624
Wendy Loundermon	2024	$75,000	$1,150,000	(8)	$—	$—	$543,930	(9)	$1,768,930
Former Chief Financial Officer	2023	$300,000	$530,175	(8)	$—	$—	$203,035	(9)	$1,033,210

____________

(1)      The fair value of employee option grants are estimated on the date of grant using the Black-Scholes option pricing model with key weighted average assumptions, expected stock volatility and risk free interest rates based on US Treasury rates from the applicable periods.

(2)      Represents all cash and equity compensation including accrued transaction bonuses earned as a consultant for XTI Aircraft Company from January 1, 2024 up to the closing of the XTI Merger on March 12, 2024.

(3)      Represents compensation earned as a consultant for XTI Aircraft Company in 2023.

(4)      Includes a $612,000 bonus earned under the Strategic Transaction Bonus Plan and a $300,000 bonus earned under an employment agreement.

(5)      The 2024 amount includes a $12,000 automobile allowance. The 2023 amount includes a $12,000 automobile allowance and CVH unit grants valued at $94,897, which is the fair market value at the date of grant.

(6)      The 2024 amount represents a bonus earned under the Strategic Transaction Bonus Plan. The 2023 amount represents a bonus earned under the Completed Transaction Bonus Plan.

(7)      The 2024 amount includes $1,487,012 of severance compensation, $18,791 of accrued vacation paid as compensation, a $3,000 automobile allowance, and a $57,000 housing allowance. The 2023 amount includes $51,970 of accrued vacation paid as compensation, a $12,000 automobile allowance, a $227,999 housing allowance, and CVH unit grants valued at $462,430, which is the fair market value at the date of grant.

(8)      The 2024 amount represents a bonus earned under the Strategic Transaction Bonus Plan. The 2023 amount represents a bonus earned under the Completed Transaction Bonus Plan.

(9)      The 2024 amount includes $521,344 of severance compensation and $22,586 of accrued vacation paid as compensation. The 2023 amount includes $21,635 of accrued vacation paid as compensation and CVH unit grants valued at $181,400, which is the fair market value at the date of grant.

Outstanding Equity Awards at Fiscal Year-End

Other than as set forth below, there were no outstanding unexercised options, unvested stock, and/or equity incentive plan awards issued to our Named Executive Officers as of December 31, 2024.

Name	Grant Date(1)	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) un-exercisable	Option Exercise Price ($)	Option expiration date
Scott Pomeroy	06/12/2024	—	11,250	117.50	06/12/2034
Brooke Turk	06/12/2024	—	6,563	117.50	06/12/2034
Soumya Das	06/12/2024	—	3,900	117.50	06/12/2034
Nadir Ali	—	—	—	—	—
Wendy Loundermon	—	—	—	—	—

____________

(1)      Options vest 1/3rd per year at each grant date anniversary.

Employment Agreements and Arrangements

Scott Pomeroy

The Company entered into an employment agreement with Mr. Pomeroy on May 6, 2024 (the “Pomeroy Employment Agreement”), pursuant to which Mr. Pomeroy agreed to continue to serve as the Company’s Chief Executive Officer and as a member and Chairman of the Board. Pursuant to the terms of the Pomeroy Employment Agreement, Mr. Pomeroy is entitled to receive an annual base salary of $400,000, which may be increased by the Board from time to time in its sole discretion. Pursuant to the Pomeroy Employment Agreement, Mr. Pomeroy received retroactive pay with respect to the period from March 13, 2024 until April 30, 2024 in the aggregate amount of $54,545 and with respect to the period from May 1, 2024 until May 6, 2024 in the amount of $6,061. Mr. Pomeroy is also entitled to receive an annual cash bonus of up to a baseline of 100% of his base salary, with the right and ability to earn up to a cap of 150% of his base salary, applying a weighted average percentage of the objective and subjective criteria and milestones set forth in the Pomeroy Employment Agreement, which include target amounts and target dates for equity investments received by the Company and the Company’s average market cap in addition to the completion of certain milestones in the development of the Company’s TriFan 600 airplane. The Board will determine and award the annual cash bonus by January 31 following the end of each calendar year during Mr. Pomeroy’s employment period.

Pursuant to the Pomeroy Employment Agreement, Mr. Pomeroy is also eligible to participate in the Company’s incentive stock option plan and may receive additional stock options or other equity incentives in the sole discretion of the Board. In addition, Mr. Pomeroy is entitled to vacation time, paid holidays, sick days and personal days in accordance with the Company’s policies applicable to other senior executives of the Company; provided that he is entitled to six weeks of vacation annually. Mr. Pomeroy is also eligible to participate in all benefit plans and programs maintained by the Company for the benefit of its senior executives. In addition, the Company agreed to reimburse Mr. Pomeroy for all reasonable and necessary business expenses incurred by him in connection with the performance of his duties under the Pomeroy Employment Agreement within a reasonable period of time after Mr. Pomeroy’s submission of expense vouchers, in accordance with Company’s expense reimbursement policies.

Mr. Pomeroy’s employment agreement term ends on December 31, 2025, with one automatic one-year extension to December 31, 2026, unless either party provides prior notice of non-renewal on or before March 31, 2025. The Pomeroy Employment Agreement provides that Mr. Pomeroy’s receipt of compensation following termination of employment is subject to his execution of a release releasing all claims against the Company and its executives, directors and employees, other than as prohibited by law. If Mr. Pomeroy is terminated without cause (other than due to death or disability) or if he resigns for good reason (as such terms are defined in the Pomeroy Employment Agreement), then Mr. Pomeroy will be entitled to (i) a severance payment equivalent to the base salary that would have been paid to him through the end of the employment period, (ii) payment for any unused vacation accrued to the date of termination, (iii) payment for any accrued but unpaid expenses through the date of termination and (iv) any benefits to which he may be entitled upon termination pursuant to the terms of any applicable plans and programs or as may be required by applicable law. If Mr. Pomeroy terminates for good reason, in addition to the foregoing compensation and benefits, he is entitled to receive reimbursements of premium payments for continuation coverage under applicable state or federal law, in the event he elects such continuation coverage, for the remainder of his employment period, or, if longer, for a period of six months after termination of employment. The Pomeroy Employment Agreement also includes provisions governing Company confidential information. If Mr. Pomeroy is terminated for cause, then immediately following such termination, he is entitled only to any unpaid compensation and unreimbursed expenses.

Mr. Pomeroy previously served as Legacy XTI’s Chief Financial Officer from July 2022 until the XTI Merger pursuant to a consulting agreement dated July 1, 2022, as amended effective January 1, 2023. The consulting agreement provided that Mr. Pomeroy receive monthly compensation of $17,500. Pursuant to the consulting agreement and in connection with the closing of the XTI Merger, Mr. Pomeroy received 4,000,000 shares of Legacy XTI common stock that were exchanged for 357,039 shares of our Common Stock.

Brooke Turk

The Company entered into an employment agreement with Ms. Turk on May 8, 2024 (the “Turk Employment Agreement”), pursuant to which Ms. Turk agreed to continue to serve as the Company’s Chief Financial Officer. Pursuant to the terms of the Turk Employment Agreement, Ms. Turk is entitled to receive an annual base salary of $350,000, which may be increased by the Board from time to time in its sole discretion. Pursuant to the Turk Employment Agreement, Ms. Turk received retroactive pay with respect to the period from March 13, 2024 until April 30, 2024 in the aggregate amount of $47,788 and with respect to the period from May 1, 2024 until May 8, 2024 in the amount of $7,955. Ms. Turk is also entitled to receive an annual cash bonus of up to a baseline of 75% of her base salary, with the right and ability to earn up to a cap of 112.5% of her base salary, applying a weighted average percentage of the objective and subjective criteria and milestones set forth in the Turk Employment Agreement, which include target amounts and target dates for equity investments received by the Company and the Company’s average market cap in addition to the completion of certain milestones in the development of the Company’s TriFan 600 airplane. The Board will determine and award the annual cash bonus within 30 days after the end of each calendar year during Ms. Turk’s employment period. The remaining material terms of the Turk Employment Agreement are substantially similar to the terms of the Pomeroy Employment Agreement described above.

Michael A. Tapp

In connection with his appointment as Chief Operating Officer, the Company entered into an employment agreement with Michael A. Tapp on September 5, 2025, effective as of September 1, 2025, which sets forth the terms of Mr. Tapp’s services as Chief Operating Officer and his compensation arrangement (the “Tapp Employment Agreement”).

Pursuant to the terms of the Tapp Employment Agreement, Mr. Tapp is entitled to receive an annualized base salary of $600,000, payable according to the Company’s payroll policies for senior officer employees, and which base salary is subject to an annual review between Mr. Tapp and the Company’s Chief Executive Officer in light of annual target objectives to be approved by the Board on an annual basis. Such base salary will not be reduced or offset without Mr. Tapp’s written consent. Mr. Tapp is also entitled to receive quarterly performance bonuses subject to the achievement of quarterly milestones to be agreed upon between Mr. Tapp and the Company’s Chief Executive Officer that are within parameters to be approved by the Board, in an amount to be determined by the Company’s Chief Executive Officer in his sole discretion that is up to 100% of his then current annualized base salary, with the sum of all calendar quarterly performance bonuses not to exceed 100% of his then current annualized base salary. In addition, if the Company closes an investment in or acquisition of another company through the purchase of either some or all of such target company’s equity or all or substantially all of such target company’s assets that are used in or useful to the business of such target company, with total transaction consideration paid by the Company or its subsidiary equal to or in excess of $10 million, Mr. Tapp is entitled to a bonus equal to 25% of his base salary then in effect.

Pursuant to the Tapp Employment Agreement, Mr. Tapp is eligible to receive incentive awards of Company securities and he received an initial stock option grant as described below. In addition, Mr. Tapp is entitled to 30 paid vacation days (“PTO Days”) during each twelve-month period during his employment. Any unused PTO Days in any year will rollover to the next year. In the event of termination, Mr. Tapp will be compensated for all accrued vacation at his base salary rate then in effect. Mr. Tapp is entitled to participate in all Company benefit plans, and he is also entitled to the reimbursement of all reasonable business expenses incurred by him in connection with the performance of his duties and reasonable relocation expenses if the Company relocates its headquarters to any location outside the Dallas-Fort Worth metroplex area that is within a radius (the “Executive Office Area”) of not more than 17 miles from the intersection of Preston Rd and the George Bush Turnpike, in accordance with the terms of the Tapp Employment Agreement and the Company’s officer expense policy.

The Tapp Employment Agreement provides for an initial term of three years from the effective date, with automatic renewals for additional successive one-year periods thereafter, unless either the Company or Mr. Tapp provides notice of termination at least 90 days prior to the end of the initial term or the then applicable renewal term.

The Tapp Employment Agreement provides that the Company may terminate Mr. Tapp’s employment for Cause (as defined in the Tapp Employment Agreement) if 60% or more of the directors serving on the Board (a “Super Majority of the Board”) approves such termination by delivery of written notice to Mr. Tapp specifying the cause or causes relied upon for such termination and giving Mr. Tapp, together with his counsel, an opportunity to be heard before the Board prior to such Board action. Any such notice of termination will effect termination as of the date specified in such notice or, in the event no such date is specified, on the last day of the month in which such notice is delivered or deemed delivered. The Company may also terminate Mr. Tapp’s employment without Cause upon the approval of a Super Majority of the Board and delivery of written notice of termination to Mr. Tapp at any time, which notice will effect termination not less 45 days after the date of such notice. Mr. Tapp may terminate his employment with the Company at any time for Good Reason (as defined in the Tapp Employment Agreement) within 12 months following the occurrence of an event or events constituting such Good Reason or upon 90 days’ notice without Good Reason.

If Mr. Tapp’s employment is terminated by death or disability, then Mr. Tapp, his designee, his beneficiary or his estate, as applicable, is entitled to receive an amount equal to the sum of (i) Mr. Tapp’s annualized base salary as of his date of termination, plus (ii) the total of all bonuses awarded to Mr. Tapp during the twelve months prior to his date of termination, divided by 12 and then multiplied by 6 months. If Mr. Tapp’s employment is terminated by the Company for Cause, or if Mr. Tapp terminates employment without Good Reason, the Company is required to pay Mr. Tapp his base salary through the final date of termination at the rate in effect at the time of the notice of termination.

If Mr. Tapp terminates his employment with the Company for Good Reason or the Company terminates Mr. Tapp’s employment without Cause, then upon Mr. Tapp furnishing to the Company an executed waiver and release of claims in the form attached as an exhibit to the Tapp Employment Agreement (a “Waiver and Release”), Mr. Tapp will be entitled to (i) his base salary through the date of termination, (ii) his annual base salary in effect at the time of termination, divided by 12 and then multiplied by 18 months, (iii) an amount equal to the total of all bonuses awarded to Mr. Tapp during the twelve months prior to the date of termination, divided by 12 and then multiplied by 18 months, (iv) immediate vesting, in full, of all unvested Company securities or rights to such securities held by Mr. Tapp on the effective date of termination, and the continuation of the period for exercise of all vested securities of the Company held by Mr. Tapp until the final expiration of any applicable exercise period, and (v) continued receipt, at the Company’s cost, for 18 months after termination of all employee benefits in which Mr. Tapp and his family were entitled to receive immediately prior to the date of termination.

In the event of a Change in Control (as defined in the Tapp Employment Agreement), if the Company or its successor terminates Mr. Tapp’s employment for any reason other than for Cause, then upon Mr. Tapp furnishing to the Company an executed Waiver and Release, Mr. Tapp will be entitled to (i) his base salary through the date of termination, (ii) his annual base salary in effect immediately prior to the event or events resulting in a Change in Control (the “Change of Control Effective Date”), divided by 12 and then multiplied by 36 months, (iii) an amount equal to the total of all bonuses awarded to Mr. Tapp during the twelve months prior to the Change of Control Effective Date, divided by 12 and then multiplied by 36 months, (iv) immediate vesting, in full, of all unvested Company securities or rights to such securities held by Mr. Tapp on the effective date of termination, and the continuation of the period for exercise of all vested securities of the Company held by Mr. Tapp until the final expiration of any applicable exercise period, (v) a bonus in an amount equal to (a) the fair market value used to calculate the income tax consequences of the immediate vesting of Company securities pursuant to the foregoing clause (iv), divided by (b) the difference between 100% and the highest combined federal and state income tax rate among all the members of the Executive Team (as defined in the Tapp Employment Agreement), and (vi) continued receipt, at the Company’s cost, for 18 months after termination of all employee benefits in which Mr. Tapp and his family were entitled to receive immediately prior to the date of termination.

The Tapp Employment Agreement is governed by Texas law and provides that disputes between Mr. Tapp and the Company will be submitted to binding arbitration, which will occur in Tarrant, Collin, or Dallas County, Texas. Pursuant to the Tapp Employment Agreement, Mr. Tapp is subject to a non-solicitation provision that prohibits him, while employed by the Company and for one year thereafter, from soliciting the Company’s employees, consultants or independent contractors.

On September 5, 2025, the Company entered into a side letter with Mr. Tapp, effective as of September 1, 2025 (the “Tapp Side Letter”), pursuant to which the Company agreed that failure to move its headquarters to a location within the Executive Office Area on or before March 31, 2026 or the movement of the Company’s headquarters at any time during the term of the Employment Agreement to any area outside of the Dallas-Fort Worth metroplex area will constitute a material breach of a material term of the Employment Agreement. Pursuant to the Tapp Side Letter, the Company also agreed to pay for or reimburse Mr. Tapp’s annual YPOi & chapter membership fees.

Tobin Arthur

In connection with his appointment as Chief Strategy Officer, the Company entered into an employment agreement with Tobin Arthur on September 19, 2024, effective as of such date, which sets forth the terms of Mr. Arthur’s services as Chief Strategy Officer and his compensation arrangement (the “Arthur Employment Agreement”). Pursuant to the terms of the Arthur Employment Agreement, Mr. Arthur is entitled to receive an annual base salary of $300,000, which may be increased by the Board from time to time in its sole discretion. In addition, the Company paid Mr. Arthur the following compensation for his services rendered prior to the execution of the Arthur Employment Agreement: $25,000 for the period from August 1, 2024 until August 31, 2024 and $15,000 for the period from September 1, 2024 until September 18, 2024. Mr. Arthur is also entitled to receive an annual cash bonus of up to a baseline of 60% of his base salary, with the right and ability to earn up to a cap of 90% of his base salary, applying a weighted average percentage of the objective and subjective criteria and milestones set forth in the Arthur Employment Agreement, which include target amounts and target dates for equity investments received by the Company and the Company’s average market cap in addition to the completion of certain milestones in the development of the Company’s TriFan 600 airplane. The Board will determine and award the annual cash bonus within 30 days after the end of each calendar year during Mr. Arthur’s employment period. The remaining material terms of the Arthur Employment Agreement are substantially similar to the terms of the Pomeroy Employment Agreement described above; provided that Mr. Arthur is entitled to five weeks of vacation annually.

Soumya Das

On November 4, 2016, and effective as of November 7, 2016, Mr. Das entered into an employment agreement to serve as Chief Marketing Officer of the Company. On February 2, 2018, he was promoted to Chief Operating Officer. In accordance with the terms of the agreement, Mr. Das was entitled to a base salary of $250,000 per annum and a bonus of up to $75,000 annually. The agreement was effective for an initial term of twenty-four (24) months and was automatically renewed for one additional twelve (12) month period. The Company may terminate the services of Mr. Das with or without “just cause” (as defined therein). If the Company terminates Mr. Das’ employment without just cause, or if Mr. Das resigns within twenty-four (24) months following a change of control (as defined) and as a result of a material diminution of his position or compensation, Mr. Das will receive (1) his base salary at the then current rate and levels for one (1) month if Mr. Das has been employed by the Company for at least six (6) months but not more than twelve (12) months as of the date of termination or resignation, for three (3) months if Mr. Das has been employed by the Company more than twelve (12) but not more than twenty-four (24) months as of the date of termination or resignation, or for six (6) months if Mr. Das has been employed by the Company for more than twenty-four (24) months as of the date of resignation or termination; (2) 50% of the value of any accrued but unpaid bonus that Mr. Das otherwise would have received; (3) the value of any accrued but unpaid vacation time; and (4) any unreimbursed business expenses and travel expenses that are reimbursable under the agreement. If the Company terminates Mr. Das’ employment with just cause, Mr. Das will receive only the portion of his base salary and accrued but unused vacation pay that has been earned through the date of termination. On August 31, 2018, the Company amended Mr. Das’ employment agreement to make the following changes to his compensation effective May 14, 2018: (1) increase in base salary to $275,000 per year, (2) have up to $50,000 in MBO’s annually, (3) commissions equal to 2% of recognized revenue associated with the IPA product line paid quarterly and subject to the Company policies in connection with commissions payable and (4) provide a transportation allowance of $1,000 per month. On May 10, 2019, the Company amended Mr. Das’ commission plan to include a 1% commission on recognized revenue associated with the Shoom product line paid quarterly and subject to Company commission plan policies. Mr. Das’s salary was increased to $275,000 effective May 31, 2018 and $312,000 effective January 1, 2021, Effective January 1, 2021, any entitlement to commissions payable to Mr. Das was superseded by adjusting his annual bonus target up to a maximum of $300,000 subject to the achievement of certain milestones, with tasks, deadlines and amounts determined by the Chief Executive Officer. Effective as of March 2021, Mr. Das resigned from his position as Chief Marketing Officer.

On February 27, 2023, the Company entered into a Limited Liability Company Unit Transfer and Joinder Agreement with Mr. Das, pursuant to which (i) the Company transferred 50,000 Class A Units of Cardinal Venture Holdings LLC, a Delaware limited liability company (“CVH”), to Mr. Das in connection with Mr. Das’ services performed for and on behalf of the Company as an employee of the Company and (ii) Mr. Das became a member of CVH and a party to the Amended and Restated Limited Liability Company Agreement of CVH, dated as of September 30, 2020 (the “CVH LLC Agreement”). The fair market value of the Class A Units at the date of grant is $94,897. CVH was dissolved as of December 31, 2023.

Mr. Das is a participant of the Strategic Transaction Bonus Plan pursuant to which he is eligible for a cash bonus in an aggregate amount equal to 100% of his aggregate annual base salary and target bonus amount following the closing of a Contemplated Transaction and any applicable Qualifying Transaction. The XTI Merger qualifies as a Contemplated Transaction. See “Executive Compensation — Strategic Transaction Bonus Plan” for a description of the Strategic Transaction Bonus Plan.

Nadir Ali

On July 1, 2010, Nadir Ali entered into an at-will Employment and Non-Compete Agreement, as subsequently amended, with Inpixon Federal, Inc., Inpixon Government Services and Inpixon Consulting prior to their acquisition by the Company. Under the terms of the employment agreement, Mr. Ali served as President. The employment agreement was assumed by the Company and Mr. Ali became CEO in September 2011. Mr. Ali’s salary under the agreement was initially $240,000 per annum plus other benefits including a bonus plan with goals and targets established by the Compensation Committee, a housing allowance, health insurance, life insurance and other standard Inpixon employee benefits. If Mr. Ali’s employment is terminated without Cause (as defined), he will receive his base salary for 12 months from the date of termination. Mr. Ali’s employment agreement provides that he will not compete with the Company and will be subject to non-solicitation provisions relating to employees, consultants and customers, distributors, partners, joint ventures or suppliers of the Company during the term of his employment or consulting relationship with the Company. On April 17, 2015, the Compensation Committee approved the increase of Mr. Ali’s annual salary to $252,400, effective January 1, 2015. Effective May 16, 2018, the Compensation Committee approved an increase in Mr. Ali’s annual salary to $280,000 and an auto allowance of $1,000 a month.

On February 27, 2023, the Company entered into a Limited Liability Company Unit Transfer and Joinder Agreement with Mr. Ali, pursuant to which (i) the Company transferred 219,999 Class A Units of CVH to Mr. Ali in connection with Mr. Ali’s services performed for and on behalf of the Company as an employee and a director of the Company and (ii) Mr. Ali became a member of CVH and a party to the CVH LLC Agreement. The fair market value of the Class A Units at the date of grant is $462,430. In addition, Mr. Ali beneficially owned membership interests in CVH through 3AM LLC, a Delaware limited liability company and a founding member of CVH. CVH was dissolved as of December 31, 2023.

On March 12, 2024, the Company and Mr. Ali entered into an amendment to Mr. Ali’s Amended and Restated Employment Agreement dated May 15, 2018, to provide for payment of his cash severance thereunder on or as soon as practicable following the date that is 21 days following the XTI Merger.

Mr. Ali was also a participant of the Completed Transaction Bonus Plan pursuant to which he received a cash bonus in an aggregate amount of 3.5% of the $70,350,000 transaction value of the Completed Transaction. See “Executive Compensation — Completed Transaction Bonus Plan” for a description of the Completed Transaction Bonus Plan.

Mr. Ali is a participant of the Strategic Transaction Bonus Plan pursuant to which he is eligible for (a) a cash bonus in an aggregate amount of 3.5% of the transaction value attributed to a Contemplated Transaction less $6.0 million; (b) a cash bonus in an aggregate amount equal to 100% of his aggregate annual base salary and target bonus amount following the closing of a Contemplated Transaction and (c) an award (the “Award”) of fully vested shares of Company common stock (“Shares”) issued under the Company’s 2018 Employee Stock Incentive Plan or any successor equity incentive plan adopted by the Company on the date that is three (3) months following the closing of the XTI Merger

(the “Grant Date”) covering a number of shares having a fair market value (based on the closing price per Share on the Grant Date) equal to $1,023,600. Notwithstanding the foregoing, Nadir Ali shall not be eligible to receive the Award if his Consulting Agreement with the Company dated as of March 12, 2024 (the “Consulting Agreement”), terminates before the Grant Date due to (a) Company Good Reason (as defined in the Consulting Agreement) or (b) termination by Nadir Ali for any reason other than Consultant Good Reason (as defined in the Consulting Agreement). The XTI Merger qualifies as a Contemplated Transaction. See “Executive Compensation — Strategic Transaction Bonus Plan” for a description of the Strategic Transaction Bonus Plan.

Wendy Loundermon

On October 21, 2014, and effective as of October 1, 2014, the Company entered into an at-will employment agreement with Wendy Loundermon. Ms. Loundermon previously served as CFO, Director and Secretary of the Company and Secretary of Inpixon Canada, Inc. Pursuant to the agreement, Ms. Loundermon was compensated at an annual rate of $200,000 and is entitled to benefits customarily provided to senior management including equity awards and cash bonuses subject to the satisfaction of certain performance goals determined by the Company. The standards and goals and the bonus targets is set by the Compensation Committee, in its sole discretion. The Company may terminate the services of Ms. Loundermon with or without “cause” (as defined). If the Company terminates Ms. Loundermon’s employment without cause or in connection with a change of control (as defined), Ms. Loundermon will receive (1) severance consisting of her base salary at the then current rate for twelve (12) months from the date of termination, and (2) her accrued but unpaid salary. If Ms. Loundermon’s employment is terminated under any circumstances other than the above, Ms. Loundermon will receive her accrued but unpaid salary. Ms. Loundermon’s salary was increased to $228,500 effective April 1, 2017, $250,000 effective March 1, 2018, $280,000 effective January 2021 and $300,000 effective January 2022.

On February 27, 2023, the Company entered into a Limited Liability Company Unit Transfer and Joinder Agreement with Ms. Loundermon, pursuant to which (i) the Company transferred 100,000 Class A Units of CVH to Ms. Loundermon in connection with Ms. Loundermon’s services performed for and on behalf of the Company as an employee and a director of the Company and (ii) Ms. Loundermon became a member of CVH and a party to the CVH LLC Agreement. The fair market value of the Class A Units at the date of grant is $181,400. CVH was dissolved as of December 31, 2023.

On March 12, 2024, the Company and Ms. Loundermon entered into an amendment to Ms. Loundermon’s Employment Agreement dated October 1, 2014 (as amended), to provide for payment of her cash severance thereunder on or as soon as practicable following the date that is 21 days following the XTI Merger.

Ms. Loundermon was also a participant of the Completed Transaction Bonus Plan pursuant to which she received a cash bonus in an aggregate amount of 0.5% of the $70,350,000 transaction value of the Completed Transaction. See “Executive Compensation — Completed Transaction Bonus Plan” for a description of the Completed Transaction Bonus Plan.

Ms. Loundermon is a participant of the Strategic Transaction Bonus Plan pursuant to which she is eligible for (a) a cash bonus in an aggregate amount of 0.5% of the transaction value attributed to a Contemplated Transaction and (b) a cash bonus in an aggregate amount equal to 100% of her aggregate annual base salary and target bonus amount following the closing of a Contemplated Transaction. The XTI Merger qualifies as a Contemplated Transaction. See “Executive Compensation — Strategic Transaction Bonus Plan” for a description of the Strategic Transaction Bonus Plan.

Completed Transaction Bonus Plan

On March 14, 2023, the Company completed a reorganization involving the transfer of the Company’s CXApp and enterprise app business lines to CXApp Holding Corp., a Delaware corporation and wholly-owned subsidiary of the Company (“Legacy CXApp”), followed by a distribution of shares of Legacy CXApp to the Company’s equityholders. The reorganization was followed by a subsequent business combination transaction (the “CXApp Merger”) pursuant to that certain Agreement and Plan of Merger, dated as of September 25, 2022, by and among the Company, Legacy CXApp, KINS Technology Group Inc., a special purpose acquisition company (“KINS”) which was renamed CXApp, Inc. upon the consummation of the CXApp Merger, and KINS Merger Sub Inc., a Delaware

corporation and a wholly-owned subsidiary of KINS, pursuant to which KINS Merger Sub Inc. merged with and into Legacy CXApp, with Legacy CXApp continuing as the surviving company and as a wholly-owned subsidiary of CXApp, Inc. (such reorganization and business combination, collectively, the “Completed Transaction”).

On July 24, 2023, the Compensation Committee adopted a Transaction Bonus Plan (the “Completed Transaction Bonus Plan”), which was intended to compensate certain current and former employees and service providers for the successful consummation of the Completed Transaction. The Completed Transaction Bonus Plan was administered by the Compensation Committee. It terminated upon the completion of all payments under the terms of the Completed Transaction Bonus Plan.

Pursuant to the Completed Transaction Bonus Plan, in connection with the Completed Transaction:

•        Participants listed on Schedule 1 of the Completed Transaction Bonus Plan were eligible for a cash bonus equal to 100% of their aggregate annual base salary in effect as of the end of the year ended December 31, 2022, provided that the participants were required to execute a customary release of claims and confidentiality agreement.

•        Participants listed on Schedule 2 of the Completed Transaction Bonus Plan, including our named executive officers Nadir Ali and Wendy Loundermon, were eligible for a cash bonus in an aggregate amount of 4% of the $70,350,000 transaction value of the Completed Transaction, with Mr. Ali and Ms. Loundermon being entitled to 3.5% and 0.5% of such transaction value, respectively.

During the three months ended September 30, 2023, the Company paid approximately $3.5 million to Company management and former management under the Completed Transaction Bonus Plan. No amounts were owed under the Completed Transaction Bonus Plan as of September 30, 2023.

In addition, if a participant was entitled to any payments or benefits from the Completed Transaction Bonus Plan or any other amounts (collectively, the “Company Payments Relating to the Completed Transaction Plan”) that are subject to the tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Excise Tax”), the Company agreed to pay the participant the greater of the following amounts: (i) the Company Payments Relating to the Completed Transaction Plan, or (ii) one dollar less than the amount of the Company Payments Relating to the Completed Transaction Plan that would subject the participant to the Excise Tax, as mutually agreed between the Company and the participant.

Strategic Transaction Bonus Plan

On July 24, 2023, the Compensation Committee adopted a Transaction Bonus Plan, which was amended on March 11, 2024 (as amended, the “Strategic Transaction Bonus Plan,” and such amendment, the “Plan Amendment”), and is intended to provide incentives to certain employees and other service providers to remain with the Company through the consummation of a Contemplated Transaction or Qualifying Transaction (each as defined below) and to maximize the value of the Company with respect to such transaction for the benefit of its stockholders. The Strategic Transaction Bonus Plan is administered by the Compensation Committee. It will automatically terminate upon the earlier of (i) the one-year anniversary of the adoption date, (ii) the completion of all payments under the terms of the Strategic Transaction Bonus Plan, or (iii) at any time by the Compensation Committee, provided, however, that the Strategic Transaction Bonus Plan may not be amended or terminated following the consummation of a Contemplated Transaction or Qualifying Transaction without the consent of each participant being affected, except as required by any applicable law.

A “Contemplated Transaction” refers to a strategic alternative transaction including an asset sale, merger, reorganization, spin-off or similar transaction (a “Strategic Transaction”) that results in a change of control as defined in the Strategic Transaction Bonus Plan. A Qualifying Transaction refers to a Strategic Transaction that does not result in a change of control for which bonuses may be paid pursuant to the Strategic Transaction Bonus Plan as approved by the Compensation Committee. The XTI Merger qualifies as a Contemplated Transaction.

The Plan Amendment, among other things, changed the timing of and imposed certain additional conditions on the payment of certain bonuses to be paid to the participants thereunder, including Nadir Ali, Wendy Loundermon and Soumya Das.

Pursuant to the Strategic Transaction Bonus Plan, in connection with the closing of a Contemplated Transaction or a Qualifying Transaction, the participants will be eligible to receive bonuses as described below.

•        Participants listed on Schedule 1 of the Strategic Transaction Bonus Plan, including Nadir Ali, Wendy Loundermon, Soumya Das and certain other employees, are eligible for a cash bonus equal to 100% of their aggregate annual base salary and target bonus amount in effect as of the closing of the Contemplated Transaction or a Qualifying Transaction, provided, however, that the Company’s payment of such bonus to a participant may, in the Company’s discretion, be conditioned on the participant’s timely execution and delivery of a customary release of claims and confidentiality agreement and such participant’s non-revocation of the release prior to the expiration of any revocation rights afforded to such participant by applicable law. These bonus amounts will generally be paid at the closing of each applicable transaction, except that bonus amounts in connection with the closing of the XTI Merger are payable according to the payment schedule set forth in the Plan Amendment and described below.

•        Participants listed on Schedule 2 of the Strategic Transaction Bonus Plan, including Nadir Ali and Wendy Loundermon, are eligible for a cash bonus based on the Transaction Value (as defined below) attributed to the Contemplated Transaction or Qualifying Transaction, as calculated in accordance with the terms of the Strategic Transaction Bonus Plan. Mr. Ali is eligible for 3.5% of such Transaction Value less $6.0 million. Ms. Loundermon is eligible for 0.5% of such Transaction Value less $0.5 million. These bonus amounts will generally be paid at the closing of each applicable transaction subject to the treatment of deferred payments in accordance with the terms of the Strategic Transaction Bonus Plan, except that bonus amounts in connection with the closing of the XTI Merger are payable according to the payment schedule set forth in the Plan Amendment and described below. “Transaction Value” means the sum of any cash and the fair market value of any securities or other assets or property received by the Company or available for distribution to the holders of the Company’s equity securities in connection with the applicable transaction as provided for in the definitive agreement governing the applicable transaction, or such value as will be designated by the Compensation Committee. The Transaction Value applicable to the XTI Merger was assessed at $225 million which was determined by the Compensation Committee in part based on the enterprise value of Legacy XTI following a valuation analysis performed by an independent financial advisory firm.

•        Participants listed on Schedule 3 of the Strategic Transaction Bonus Plan will be eligible for equity-based grants, including but not limited to, options, restricted stock awards, restricted stock units, or such other rights to acquire shares of the Company’s common stock in connection with the closing of the Contemplated Transaction or a Qualifying Transaction, in such form and for such amounts as set forth on Schedule 3 or, if no such form or amount is specified for a participant on Schedule 3, in such form and for such amounts that may be approved by the Compensation Committee in its sole and absolute discretion.

Schedule 3 of the Strategic Transaction Bonus Plan provides that:

(i)     Nadir Ali will receive an award (the “Award”) of fully vested shares of Company common stock issued under the Company’s 2018 Employee Stock Incentive Plan or any successor equity incentive plan adopted by the Company (the “Equity Plan”) on the date that is three (3) months following the closing of the XTI Merger (the “Grant Date”) covering a number of shares having a fair market value (based on the closing price per share on the Grant Date) equal to $1,023,600. Notwithstanding the foregoing, Nadir Ali will not be eligible to receive the Award if his Consulting Agreement with the Company dated as of March 12, 2024 (the “Ali Consulting Agreement”), terminates before the Grant Date due to (a) Company Good Reason (as defined in the Ali Consulting Agreement) or (b) termination by Nadir Ali for any reason other than Consultant Good Reason (as defined in the Ali Consulting Agreement).

(ii)    Any amounts payable to any participant in cash pursuant to the Strategic Transaction Bonus Plan, may be paid in shares under the Equity Plan upon written agreement of the Company and such participant.

The Plan Amendment provides that any amounts payable to a participant in connection with the closing of the XTI Merger are payable as follows:

(1)    The first fifty percent (50%) of any amounts payable in connection with the XTI Merger pursuant to Schedule 1 and Schedule 2 of the Strategic Transaction Bonus Plan for each participant, as applicable (the “First Fifty Percent”), will become earned upon the earlier of closing of a financing (whether a registered offering or private unregistered offering) in which the Company sells Qualifying Securities (as defined below) and receives an amount of gross proceeds that when added to the proceeds of previous sales of Qualifying Securities following the closing of the XTI Merger equals $5 million (the “First Financing”) or June 30, 2024 (the “Earned Date”). “Qualifying Securities” means any debt or equity securities other than debt or equity securities having a maturity date or a redemption right at the option of the holder of fewer than six (6) months following the issuance of that security.

(2)    The remaining fifty percent (50%) of any amounts payable pursuant to Schedule 1 and Schedule 2 of the Strategic Transaction Bonus Plan (the “Remaining Fifty Percent”) will be earned upon the earlier of the closing of a subsequent financing in which the Company receives an amount of gross proceeds that when added to the proceeds of previous sales of Qualifying Securities following the First Financing aggregates to at least $5 million (“Subsequent Financing”) or the Earned Date.

(3)    Following the Earned Date, the First Fifty Percent (50%) will be paid in three (3) equal monthly installments, beginning on July 1, 2024, and on the first day of each month thereafter until the First Fifty Percent is paid in full. The Remaining Fifty Percent (50%) will be paid in three (3) equal monthly installments, beginning October 1, 2024 and on the first day of each month thereafter until the Remaining Fifty Percent (50%) is paid in full.

(4)    A participant’s right to receive payment of the First Fifty Percent (50%) or the Second Fifty Percent (50%) is subject to the participant’s continuing employment or other service with the Company or any of its subsidiaries or affiliates until the date on which the payment is earned (as specified in clause (1) or (2) above); provided, however, that if a participant’s employment or service with the Company or any of its subsidiaries or affiliates terminates before the applicable payment is earned due to the involuntary termination of the participant other than for Cause, such participant will be deemed for this purpose to continue in employment or service with the Company and its subsidiaries and affiliates following the participant’s termination date until the date the applicable payment is earned.

(5)    In the event the Company is unable to raise a minimum of $5 million from the sale of Qualifying Securities as of June 30, 2024, the participants designate and appoint Nadir Ali as the “Participant Representative” to work with the Company as necessary to amend the payment schedule set forth above to ensure that the Company will have sufficient cash to support its operations. If Nadir Ali cannot or refuses to serve the Participant Representative, then the Participant Representative will be selected by the Company from among the other participants entitled to receive any payment pursuant to Schedule 1 or Schedule 2 of the Strategic Transaction Bonus Plan.

(6)    If the Company or Legacy XTI pays cash bonuses related to the closing of the XTI Merger to the Company’s or Legacy XTI’s employees or individual service providers who are not participants (“Non-Plan Transaction Bonuses”), any then-unpaid payments to participants pursuant to the Strategic Transaction Bonus Plan will be paid on an accelerated basis pursuant to a payment schedule that is substantially similar to the bonus payment schedule for the Non-Plan Transaction Bonuses. Conversely, if the Company agrees to an accelerated payment or more favorable payment terms of amounts payable pursuant to the Strategic Transaction Bonus Plan, all recipients of Non-Plan Transaction Bonuses will receive similar treatment.

In connection with the Plan Amendment, the Compensation Committee also adopted a new form of confidentiality and release agreement, which was executed and delivered by the Strategic Transaction Bonus Plan participants who resigned from their Company positions at the closing of the XTI Merger on March 12, 2024, including Mr. Ali and Ms. Loundermon. In addition, on March 12, 2024, the Strategic Transaction Bonus Plan participants who retained their employment with the Company following the closing of the XTI Merger, including Mr. Das, delivered an acknowledgment agreement to the Company irrevocably waiving and releasing the Company from any and all rights to payment of such individual’s payments under Schedule 1 of the Strategic Transaction Bonus Plan except pursuant to and as provided under the terms of the Plan Amendment.

As of June 30, 2024, we accrued 100%, or $6.7 million, of the transaction bonuses as the bonuses became payable during the second quarter of 2024. During the third and fourth quarter of 2024, we paid $2.0 million of the strategic transaction bonus, with the remaining $4.3 million of the strategic transaction bonus payable as of December 31, 2024. As of March 31, 2025, the Company fully repaid the remaining $4.3 million strategic transaction bonus obligation.

Employee Stock Incentive Plans

2018 Employee Stock Incentive Plan

The following is a summary of the material terms of our 2018 Employee Stock Incentive Plan, as amended to date (the “2018 Plan”). This description is not complete. For more information, we refer you to the full text of the 2018 Plan.

The 2018 Plan is an important part of our compensation program. It promotes financial saving for the future by our employees, fosters good employee relations, and encourages employees to acquire shares of our Common Stock, thereby better aligning their interests with those of the other stockholders. Therefore, the Board believes it is essential to our ability to attract, retain, and motivate highly qualified employees in an extremely competitive environment both in the United States and internationally.

Amount of Shares of Common Stock.    The number of shares of our Common Stock available for issuance under the 2018 Plan automatically increases on the first day of each quarter through October 1, 2028, by a number of shares of Common Stock equal to the least of (i) 3,000,000 shares, (ii) twenty percent (20%) of the outstanding shares of Common Stock on the last day of the immediately preceding calendar quarter, or (iii) such number of shares that may be determined by the Board. The amount of shares available for issuance is not adjusted in connection with a change in the outstanding shares of Common Stock by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations or liquidations; provided; however, that (i) the amount of shares available for issuance under the 2018 Plan may not exceed the maximum amount of authorized shares available for issuance under the Company’s Restated Articles of Incorporation, as amended, and (ii) in no event will the Company issue more than 120,000,000 shares of Common Stock under the 2018 Plan, including the maximum amount of shares of Common Stock that may be added to the 2018 Plan in accordance with the automatic quarterly increases. As of the Record Date, there were 77,105,687 shares of Common Stock authorized for issuance under the 2018 Plan, as approved by the Board and subject to the Board’s discretion to increase such share amount pursuant to the terms of the 2018 Plan, and 62,250,655 shares of Common Stock available for new grants.

Types of Awards.    The 2018 Plan provides for the granting of incentive stock options, non-qualified stock options (“NQSOs”), stock grants and other stock-based awards, including Restricted Stock and Restricted Stock Units (as defined in the 2018 Plan).

•        Incentive and Nonqualified Stock Options. The plan administrator determines the exercise price of each stock option. The exercise price of an NQSO may not be less than the fair market value of our Common Stock on the date of grant. The exercise price of an incentive stock option may not be less than the fair market value of our Common Stock on the date of grant if the recipient holds 10% or less of the combined voting power of our securities, or 110% of the fair market value of a share of our Common Stock on the date of grant otherwise.

•        Stock Grants. The plan administrator may grant or sell stock, including restricted stock, to any participant, which purchase price, if any, may not be less than the par value of shares of our Common Stock. The stock grant will be subject to the conditions and restrictions determined by the administrator. The recipient of a stock grant shall have the rights of a stockholder with respect to the shares of stock issued to the holder under the 2018 Plan.

•        Stock-Based Awards. The plan administrator of the 2018 Plan may grant other stock-based awards, including stock appreciation rights, restricted stock and restricted stock units, with terms approved by the administrator, including restrictions related to the awards. The holder of a stock-based award shall not have the rights of a stockholder except to the extent permitted in the applicable agreement.

Plan Administration.    Our Board is the administrator of the 2018 Plan, except to the extent it delegates its authority to a committee, in which case the committee shall be the administrator. Our Board has delegated this authority to our compensation committee. The administrator has the authority to determine the terms of awards, including exercise and purchase price, the number of shares subject to awards, the value of our Common Stock, the vesting schedule applicable to awards, the form of consideration, if any, payable upon exercise or settlement of an award and the terms of award agreements for use under the 2018 Plan.

Eligibility.    The plan administrator will determine the participants in the 2018 Plan from among our employees, directors and consultants. A grant may be approved in advance with the effectiveness of the grant contingent and effective upon such person’s commencement of service within a specified period.

Termination of Service.    Unless otherwise provided by the administrator or in an award agreement, upon a termination of a participant’s service, all unvested options then held by the participant will terminate and all other unvested awards will be forfeited.

Transferability.    Awards under the 2018 Plan may not be transferred except by will or by the laws of descent and distribution, unless otherwise provided by the plan administrator in its discretion and set forth in the applicable agreement, provided that no award may be transferred for value.

Adjustment.    In the event of a stock dividend, stock split, recapitalization or reorganization or other change in change in capital structure, the plan administrator will make appropriate adjustments to the number and kind of shares of stock or securities subject to awards.

Corporate Transaction.    If we are acquired, the plan administrator will: (i) arrange for the surviving entity or acquiring entity (or the surviving or acquiring entity’s parent company) to assume or continue the award or to substitute a similar award for the award; (ii) cancel or arrange for cancellation of the award, to the extent not vested or not exercised prior to the effective time of the transaction, in exchange for such cash consideration, if any, as the plan administrator in its sole discretion, may consider appropriate; or (iii) make a payment, in such form as may be determined by the plan administrator equal to the excess, if any, of (A) the value of the property the holder would have received upon the exercise of the award immediately prior to the effective time of the transaction, over (B) any exercise price payable by such holder in connection with such exercise. In addition in connection with such transaction, the plan administrator may accelerate the vesting, in whole or in part, of the award (and, if applicable, the time at which the award may be exercised) to a date prior to the effective time of such transaction and may arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by us with respect to an award.

Amendment and Termination.    The 2018 Plan will terminate on January 4, 2028 or at an earlier date by vote of our Board; provided, however, that any such earlier termination shall not affect any awards granted under the 2018 Plan prior to the date of such termination. The 2018 Plan may be amended by our Board, except that our Board may not alter the terms of the 2018 Plan if it would adversely affect a participant’s rights under an outstanding stock right without the participant’s consent.

The Board may at any time amend or terminate the 2018 Plan; provided that no amendment may be made without the approval of the stockholder if such amendment would increase either the maximum number of shares which may be granted under the 2018 Plan or any specified limit on any particular type or types of award, or change the class of employees to whom an award may be granted, or withdraw the authority to administer the 2018 Plan from a committee whose members satisfy the independence and other requirements of Section 162(m) and applicable SEC and Nasdaq requirements. Pursuant to the listing standards of the Nasdaq Stock Market, certain other material revisions to the 2018 Plan may also require stockholder approval.

Federal Income Tax Consequences of the 2018 Plan.    The federal income tax consequences of grants under the 2018 Plan will depend on the type of grant. The following is a general summary of the principal United States federal income taxation consequences to participants and us under current law with respect to participation in the 2018 Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside or the rules applicable to deferred compensation under Section 409A of the Code. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations.

From the grantees’ standpoint, as a general rule, ordinary income will be recognized at the time of delivery of shares of our Common Stock or payment of cash under the 2018 Plan. Future appreciation on shares of our Common Stock held beyond the ordinary income recognition event will be taxable as capital gain when the shares of our Common Stock are sold. The tax rate applicable to capital gain will depend upon how long the grantee holds the shares. We, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the grantee, and we will not be entitled to any tax deduction with respect to capital gain income recognized by the grantee.

Exceptions to these general rules arise under the following circumstances:

•        If shares of our Common Stock, when delivered, are subject to a substantial risk of forfeiture by reason of any employment or performance-related condition, ordinary income taxation and our tax deduction will be delayed until the risk of forfeiture lapses, unless the grantee makes a special election to accelerate taxation under section 83(b) of the Code.

•        If an employee exercises a stock option that qualifies as an ISO, no ordinary income will be recognized, and we will not be entitled to any tax deduction, if shares of our Common Stock acquired upon exercise of the stock option are held until the later of (A) one year from the date of exercise and (B) two years from the date of grant. However, if the employee disposes of the shares acquired upon exercise of an ISO before satisfying both holding period requirements, the employee will recognize ordinary income at the time of the disposition equal to the difference between the fair market value of the shares on the date of exercise (or the amount realized on the disposition, if less) and the exercise price, and we will be entitled to a tax deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income will be long-term or short-term capital gain, depending upon the length of time the employee held the shares before the disposition.

•        A grant may be subject to a 20% tax, in addition to ordinary income tax, at the time the grant becomes vested, plus interest, if the grant constitutes deferred compensation under section 409A of the Code and the requirements of section 409A of the Code are not satisfied.

Section 162(m) of the Code generally disallows a publicly held corporation’s tax deduction for compensation paid to its chief executive officer or certain other officers in excess of $1 million in any year. Qualified performance-based compensation is excluded from the $1 million deductibility limit, and therefore remains fully deductible by the corporation that pays it. Stock units, stock awards, dividend equivalents, and other stock-based awards granted under the 2018 Plan may be designated as qualified performance-based compensation if the Committee conditions such grants on the achievement of specific performance goals in accordance with the requirements of section 162(m) of the Code.

We have the right to require that grantees pay to us an amount necessary for us to satisfy our federal, state or local tax withholding obligations with respect to grants. We may withhold from other amounts payable to a grantee an amount necessary to satisfy these obligations. The Committee may permit a grantee to satisfy our withholding obligation with respect to grants paid in shares of our Common Stock by having shares withheld, at the time the grants become taxable, provided that the number of shares withheld does not exceed the individual’s minimum applicable withholding tax rate for federal, state and local tax liabilities.

2011 Employee Stock Incentive Plan

Except as set forth below, the material terms of our 2011 Employee Stock Incentive Plan, as amended to date (the “2011 Plan”) are substantially similar to the material terms of the 2018 Plan. However, this description is not complete. For more information, we refer you to the full text of the 2011 Plan.

The 2011 Plan was intended to encourage ownership of Common Stock by our employees and directors and certain of our consultants in order to attract and retain such people, to induce them to work for the benefit of us and to provide additional incentive for them to promote our success. The 2011 Plan (but not awards granted under the 2011 Plan) terminated in accordance with its terms on August 31, 2021 and no new awards will be issued under the 2011 Plan.

2017 Employee and Consultant Stock Ownership Plan

During 2017, Legacy XTI adopted the 2017 Employee and Consultant Stock Ownership Plan (as amended, “2017 Plan”), which was amended in 2021 to increase the maximum shares eligible to be granted under the 2017 Plan. The Company assumed the 2017 Plan in connection with the XTI Merger. The Company may issue awards in the form of restricted stock units and stock options to employees, directors, and consultants. Under the 2017 Plan, stock options are generally granted with an exercise price equal to the estimated fair value of the Company’s common stock, as determined by the Board on the date of grant. Options generally have contractual terms of ten years. Incentive stock options may only be granted to employees, whereas all other stock awards may be granted to employees, directors and consultants.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information as of December 31, 2024 regarding the shares of our Common Stock to be issued upon exercise of outstanding options or available for issuance under equity compensation plans and other compensation arrangements that were (i) adopted by our security holders and (ii) were not approved by our security holders.

Plan Category	Number of securities to be issued upon exercise of outstanding options (a)		Weighted- average exercise price of outstanding (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a) (c)
Equity compensation plans approved by security holders	51,185	(1)	$455.00	38,359	(2)
Equity compensation plans not approved by security holders	—		$—	—
Total	51,185		$455.00	38,359

____________

(1)      Represents 2,666 shares of Common Stock that may be issued pursuant to outstanding stock options granted under the 2017 Plan and 48,519 shares of Common Stock that may be issued pursuant to outstanding stock options granted under the 2018 Plan.

(2)      Represents 0 shares of Common Stock available for future issuance in connection with equity award grants under the 2017 Plan and 38,359 shares of Common Stock available for future issuance in connection with equity award grants under the 2018 Plan.

Policies and Practices for Granting Certain Equity Awards

Our policies and practices regarding the granting of equity awards are carefully designed to ensure compliance with applicable securities laws and to maintain the integrity of our executive compensation program. The Compensation Committee is responsible for the timing and terms of equity awards to executives and other eligible employees and for reviewing, and recommending to the Board for approval, all director compensation.

The timing of equity award grants is determined with consideration to a variety of factors, including but not limited to, the achievement of pre-established performance targets, market conditions and internal milestones. We may also grant equity awards to individuals upon hire, determined on a case-by-case basis. The Company does not follow a predetermined schedule for the granting of equity awards; instead, each grant is considered on a case-by-case basis to align with the Company’s strategic objectives and to ensure the competitiveness of our compensation packages, provided that the Company grants its non-employee directors stock options annually pursuant to our non-employee director compensation policy adopted in May 2024 (see “— Director Compensation” for more information).

In determining the timing and terms of an equity award, the Board or the Compensation Committee may consider material nonpublic information to ensure that such grants are made in compliance with applicable laws and regulations. The Board’s or the Compensation Committee’s procedures to prevent the improper use of material nonpublic information in connection with the granting of equity awards include oversight by legal counsel and, where appropriate, delaying the grant of equity awards until the public disclosure of such material nonpublic information.

The Company is committed to maintaining transparency in its executive compensation practices and to making equity awards in a manner that is not influenced by the timing of the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. The Company regularly reviews its policies and practices related to equity awards to ensure they meet the evolving standards of corporate governance and continue to serve the best interests of the Company and its shareholders.

The following table presents information regarding stock options issued to the Named Executive Officers during the year ended December 31, 2024 during any period beginning four business days before the filing of a periodic report on Form 10-K or Form 10-Q, or the filing or furnishing of a current report on Form 8-K that discloses material nonpublic information (other than a Form 8-K disclosing a new material option award) and ending one business day after the filing or furnishing of such report with the SEC. On June 12, 2024, the Company granted options to the Named Executive Officers. On June 14, 2024, the Company filed a current report on Form 8-K disclosing material non-public information.
Name	Grant date	Number of securities underlying the award	Exercise price of the award ($/Sh)	Grant date fair value of the award

Percentage change in the
closing market price of
the securities underlying
the award between
the trading day ending
immediately prior to the
disclosure of material
nonpublic information and
the trading day beginning
immediately following
the disclosure of material
nonpublic information

Scott Pomeroy	6/12/24	11,250	$117.50	$1,051,875	0%
Brooke Turk	6/12/24	6,563	$117.50	$613,594	0%
Soumya Das	6/12/24	3,900	$117.50	$364,650	0%

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and Item 402(v) of Regulation S-K, which was adopted by the SEC in 2022, the Company is providing the following information regarding the relationship between “compensation actually paid” (“CAP”) to our principal executive officer (“PEO”), former principal executive officer (“Former PEO”) and non-PEO named executive officers (“NEOs”) and certain financial performance of the Company for the fiscal years listed below.

	Scott Pomeroy – PEO		Nadir Ali – Former PEO		Non-PEO NEOs		Value of Initial Fixed $100 Investment Based On Total Shareholder Return (“TSR”)(5)	Net Loss (thousands)(6)
Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Summary Compensation Table Total for Former PEO(1)	Compensation Actually Paid to Former PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(4)
2024	$3,973,792	$2,978,167	$5,216,803	$5,216,803	$1,526,269	$1,217,626	$(99.99)	$35,603
2023	$—	$—	$3,485,624	$3,485,624	$870,485	$870,485	$(99.81)	$47,100
2022	$—	$—	$1,164,615	$979,613	$724,702	$632,191	$(96.22)	$66,304

____________

(1)      Represent the amounts of total compensation reported for our PEO and Former PEO during each corresponding year in the “Total” column of the Summary Compensation Table above. Mr. Pomeroy, our PEO, was appointed as our Chief Executive Officer at the effective time of the XTI Merger on March 12, 2024, following the resignation of Nadir Ali, our Former PEO, from his role as our Chief Executive Officer.

(2)      Represents the amount of “compensation actually paid” to our PEO and Former PEO, as computed in accordance with Item 402(v) of Regulation S-K, with the following adjustments:

			For Awards Granted During the Year		For Awards Granted in Prior Years
Year	Summary Compensation Table Total for Scott Pomeroy	Subtract: Equity Awards for Scott Pomeroy	Add: Fair Value of Equity Awards Granted and Unvested	Add: Fair Value of Equity Awards Granted and Vested	Add: Changes in Fair Value (Positive or Negative) for Equity Awards that Remain Unvested	Add: Changes in Fair Value (Positive or Negative) for Equity Awards that Vested	Subtract: Fair Value for Equity Awards that Failed to Meet Vesting Criteria	Compensation Actually Paid to Scott Pomeroy
2024	$3,973,792	$(1,051,875)	$56,250	$—	$—	$—	$—	$2,978,167
			For Awards Granted During the Year		For Awards Granted in Prior Years
Year	Summary Compensation Table Total for Nadir Ali	Subtract: Equity Awards for Nadir Ali	Add: Fair Value of Equity Awards Granted and Unvested	Add: Fair Value of Equity Awards Granted and Vested	Add: Changes in Fair Value (Positive or Negative) for Equity Awards that Remain Unvested	Add: Changes in Fair Value (Positive or Negative) for Equity Awards that Vested	Subtract: Fair Value for Equity Awards that Failed to Meet Vesting Criteria	Compensation Actually Paid to Nadir Ali
2024	$5,216,803	$—	$—	$—	$—	$—	$—	$5,216,803
2023	$3,485,624	$—	$—	$—	$—	$—	$—	$3,485,624
2022	$1,164,615	$(370,005)	$—	$185,003	$—	$—	$—	$979,613

(3)      Represents the average of the amounts reported for our NEOs as a group (excluding our Former PEO) in each applicable year in the “Total” column of the Summary Compensation Table above. For 2024, this consists of Brooke Turk, Wendy Loundermon and Soumya Das; for 2023 and 2022, this consists of Wendy Loundermon and Soumya Das (the “Non-PEO NEOs”).

(4)      Represents the average amount of “compensation actually paid” to the Non-PEO NEOs, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average compensation earned or paid to the Non-PEO NEOs during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the Non-PEO NEOs for each year:

			For Awards Granted During the Year		For Awards Granted in Prior Years
Year	Summary Compensation Table Total for Non-PEO NEOs	Subtract: Equity Awards for Non-PEO NEOs	Add: Fair Value of Equity Awards Granted and Unvested	Add: Fair Value of Equity Awards Granted and Vested	Add: Changes in Fair Value (Positive or Negative) for Equity Awards that Remain Unvested	Add: Changes in Fair Value (Positive or Negative) for Equity Awards that Vested	Subtract: Fair Value for Equity Awards that Failed to Meet Vesting Criteria	Compensation Actually Paid to Non-PEO NEOs
2024	$1,526,269	$(326,081)	$17,438	$—	$—	$—	$—	$1,217,626
2023	$870,485	$—	$—	$—	$—	$—	$—	$870,485
2022	$724,702	$(185,023)	$—	$92,512	$—	$—	$—	$632,191

(5)      TSR is cumulative for the measurement periods beginning on December 31, 2021 and ending on December 31 of each of 2024, 2023 and 2022, respectively, calculated by dividing the difference between our share price at the end and the beginning of the measurement period by our share price at the end of the measurement period. No dividends were paid in 2024, 2023 or 2022.

(6)      The dollar amounts reported represent the amount of net loss reflected in our consolidated audited financial statements for the applicable years.

The illustrations below provide an additional graphical description of CAP compared to both our cumulative “Total Shareholder Return” (TSR) and our net loss. As the illustrations show, the compensation actually paid to our PEO and Former PEO and the average amount of compensation actually paid to our non-PEO NEOs during the periods presented are not directly correlated with TSR. We do utilize several performance measures to align executive compensation with our performance, but those tend not to be financial performance measures, such as

TSR. Compensation actually paid is influenced by numerous factors including, but not limited to, the timing of new grant issuances and award vesting, NEO mix, share price volatility during the fiscal year, our mix of performance metrics and other factors.

____________

*        All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference in any filing of ours under the Securities Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of September 17, 2025, regarding the beneficial ownership of our Common Stock by the following persons:

•        our Named Executive Officers;

•        each director and director nominee;

•        all of our executive officers and directors as a group; and

•        each person or entity who, to our knowledge, owns more than 5% of our Common Stock.

Except as indicated in the footnotes to the following table, subject to applicable community property laws, each stockholder named in the table has sole voting and investment power. Unless otherwise indicated, the address for each stockholder listed is c/o XTI Aerospace, Inc., 8123 InterPort Blvd., Suite C, Englewood, CO 80112. Shares of Common Stock subject to options, warrants, or other rights currently exercisable or exercisable within 60 days of September 17, 2025, are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the stockholder holding the options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other stockholder. The information provided in the following table is based on our records, information filed with the SEC, and information furnished by our stockholders.

Name of Beneficial Owner	Amount and nature of beneficial ownership		Percent of Class(1)
Named Executive Officers, Directors and Director Nominees
Scott Pomeroy	878,006	(2)	2.8%
Brooke Turk	505,750	(3)	1.6%
Michael A. Tapp	537,329	(4)	1.7%
Tobin Arthur	505,125	(5)	1.6%
Soumya Das	27,275	(6)	*
Tensie Axton	827	(7)	*
David Brody	7,277	(8)	*
Kareem Irfan	827	(9)	*
Clinton J. Weber	—		—
All current executive officers, directors and director nominees as a group (9 persons)	2,462,416	(10)	7.4%
Nadir Ali – former chief executive officer	—		—
Wendy Loundermon – former chief financial officer	6,792		*
More than 5% Beneficial Owner
None	—		—

____________

*        Represents beneficial ownership of less than 1%.

(1)      Based on 30,828,316 shares outstanding as of September 17, 2025.

(2)      Consists of (i) 1,429 shares of Common Stock held of record by Mr. Pomeroy and (ii) 876,577 shares of Common Stock issuable upon exercise of options exercisable within 60 days of September 17, 2025.

(3)      Consists of 505,750 shares of Common Stock issuable upon exercise of options exercisable within 60 days of September 17, 2025.

(4)      Consists of 537,329 shares of Common Stock issuable upon exercise of options exercisable within 60 days of September 17, 2025.

(5)      Consists of 505,125 shares of Common Stock issuable upon exercise of options exercisable within 60 days of September 17, 2025.

(6)      Consists of 27,275 shares of Common Stock issuable upon exercise of options exercisable within 60 days of September 17, 2025.

(7)      Consists of 827 shares of Common Stock issuable upon exercise of options exercisable within 60 days of September 17, 2025.

(8)     Consists of (i) 5,356 shares of Common Stock held indirectly through the Jason S. Brody 2019 Trust, of which David Brody is the trustee, (ii) 1,067 shares of Common Stock held directly by Mr. Brody, and (iii) 854 shares of Common Stock issuable upon exercise of options exercisable within 60 days of September 17, 2025. Excludes (i) 3,206 shares of Common Stock held indirectly through the David E. Brody 2019 Spousal Trust, of which Susan R. Brody, Mr. Brody’s spouse, is the trustee and (ii) 366 shares of Common Stock held by Susan R. Brody, as to which Mr. Brody disclaims beneficial ownership.

(9)      Consists of 827 shares of Common Stock issuable upon exercise of options exercisable within 60 days of September 17, 2025.

(10)    Consists of (i) 7,852 shares of Common Stock held directly, or by spouse or relative, and (ii) 2,454,564 shares of Common Stock issuable upon exercise of options exercisable within 60 days of September 17, 2025. Our current directors and executive officers are: Scott Pomeroy (Chief Executive Officer, Chairman and Director), Brooke Turk (Chief Financial Officer), Michael A. Tapp (Chief Operating Officer), Tobin Arthur (Chief Strategy Officer), Soumya Das (Chief Executive Officer, Real Time Location System Division, and Director), Tensie Axton (Director), David Brody (Director and Secretary) and Kareem Irfan (Director). In addition to our current Class II director, Mr. Irfan, our Board has nominated Clinton J. Weber for election as a Class II director nominee.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act and SEC regulations require our directors, certain officers and holders of more than 10% of our Common Stock to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. The reporting directors, officers and 10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of copies of such reports received and written representations from our directors and such covered officers, we believe that our directors, officers and 10% stockholders complied with all applicable Section 16(a) filing requirements during 2024, except that Soumya Das filed a late Form 4 on March 14, 2024 reporting one transaction that occurred on March 8, 2024, and Jennifer Gaines filed a late Form 4 on October 31, 2024 reporting one transaction that occurred on October 28, 2024.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Review, Approval, or Ratification of Transactions with Related Persons.

The Board reviews issues involving potential conflicts of interest, and reviews and approves all related party transactions, including those required to be disclosed as a “related party” transaction under applicable federal securities laws. The Board has not adopted any specific procedures for conducting reviews of potential conflicts of interest and considers each transaction in light of the specific facts and circumstances presented. However, to the extent a potential related party transaction is presented to the Board, the Company expects that the Board would become fully informed regarding the potential transaction and the interests of the related party, and would have the opportunity to deliberate outside of the presence of the related party. The Company expects that the Board would only approve a related party transaction that was in the best interests of the Company, and further would seek to ensure that any completed related party transaction was on terms no less favorable to the Company than could be obtained in a transaction with an unaffiliated third party. Other than as described below, no transaction requiring disclosure under applicable federal securities laws occurred since fiscal year 2023 that was submitted to the Board for approval as a “related party” transaction.

Related Party Transactions

SEC regulations define the related person transactions that require disclosure to include any transaction, arrangement or relationship in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years in which we were or are to be a participant and in which a related person had or will have a direct or indirect material interest. A related person is: (i) an executive officer, director or director nominee, (ii) a beneficial owner of more than 5% of our Common Stock, (iii) an immediate family member of an executive officer, director or director nominee or beneficial owner of more than 5% of our Common Stock, or (iv) any entity that is owned or controlled by any of the foregoing persons or in which any of the foregoing persons has a substantial ownership interest or control.

For the period from January 1, 2023, through the date of this Proxy Statement, described below are certain transactions or series of transactions between us and certain related persons.

Settlement Agreement with Nadir Ali, 3AM, and Grafiti Group

On March 27, 2025 (the “Effective Date”), the Company entered into a settlement agreement with 3AM Investments LLC (an entity controlled by Nadir Ali (“Ali”), the Company’s former Chief Executive Officer and a former director of the Company) (“3AM”), Grafiti Group LLC (“Grafiti Group”) and Ali (the “Settlement Agreement”). The terms of the Settlement Agreement include:

Preferred Stock Redemption.    Pursuant to the Settlement Agreement, on the Effective Date, the Company delivered the aggregate amount of $1,251,651 (the “Series 9 Redemption Amount”) to Ali for the redemption of 1,164.12 shares of Series 9 Preferred Stock outstanding as of such date. Following Ali’s receipt of the Series 9 Redemption Amount, Ali no longer held any shares of Series 9 Preferred Stock.

Termination of Ali Consulting Agreement.    The Settlement Agreement provides that effective as of the Effective Date, the Ali Consulting Agreement was terminated, and in lieu of the $2,775,000 (the “Ali Advisory Fees”) that would be owed to Ali pursuant to the terms of the Ali Consulting Agreement as a result of the termination of such Ali Consulting Agreement prior to the 15 month anniversary of the effective date thereof, the Company agreed (i) that the aggregate amount of $1,000,000 (the “Grafiti Purchase Amount”) required to be delivered by Grafiti Group pursuant to that certain Equity Purchase Agreement, dated February 16, 2024, by and among the Company, Grafiti LLC, and Grafiti Group, as amended (the “Equity Purchase Agreement”), shall be deemed to be satisfied in full and no further amounts shall be payable to the Company by Grafiti Group or any of its affiliated parties pursuant to the Equity Purchase Agreement; (ii) to deliver a cash amount of $60,000 (the “Outstanding Amount”) to Ali by wire transfer of immediately available funds; and (iii) to deliver $1,500,000 (the “Deferred Amount”) by wire transfer of immediately available funds in three equal installments of $500,000 (“Installment Amounts”) each on June 30, 2025, September 30, 2025 and December 30, 2025 (the “Deferred Amount Installment Dates”). Any Installment Amount that is not paid by the applicable due dates will be subject to interest at a rate of 18% per annum. Upon payment of the Outstanding

Amount and the Deferred Amount in accordance with the terms of the Settlement Agreement, the Ali Advisory Fees shall be deemed to be satisfied in full and no further amounts shall be payable by the Company to Ali or his affiliated parties pursuant to the Ali Consulting Agreement.

On March 31, 2025, the Company paid the Outstanding Amount of $60,000 in full. On June 30, 2025, the Company paid the first Installment amount of $500,000 to Ali. On September 30, 2025, the Company paid the second Installment amount of $500,000 to Ali. As of the date of this Proxy Statement, the remaining $500,000 of the Deferred Amount is outstanding.

Former Management Payments.    Pursuant to the Settlement Agreement, the Company agreed to pay the Former Management Payments (as defined below) on the earlier of (a) the closing date of the Company’s next financing transaction and (b) 30 days following the Effective Date of the Settlement Agreement, subject to certain penalties for late payment. The “Former Management Payments” comprise (i) an aggregate amount of $803,260.65 (the “Bonus Plan Payment”) that, as of the Effective Date, remains payable to the recipients of bonuses payable pursuant to that certain Strategic Transaction Bonus Plan, adopted on July 24, 2023 and as amended (the “Bonus Plan”) together with (ii) an aggregate amount of $303,372.87 (the “Loundermon Advisory Fee”) that, as of the Effective Date, is payable to Wendy Loundermon, the Company’s former Chief Financial Officer and a former director of the Company (“Loundermon”), pursuant to that certain Consulting Agreement, dated March 12, 2024, by and between the Company and Loundermon (the “Loundermon Consulting Agreement”).

On March 31, 2025, the Company paid amounts due under the Former Management Payments in full.

Mutual Release.    As of the Effective Date, Ali, on behalf of himself and his former and current affiliated entities, including 3AM, Grafiti LLC and Grafiti Group (collectively, the “Ali Parties”) agreed to release the Company from all claims arising out of any obligations of the Company with respect to the Ali Consulting Agreement, that certain securities purchase agreement, dated as of March 12, 2024 (the “Series 9 Purchase Agreement”), by and between the Company and 3AM, and the portion of the Bonus Plan relating to Ali, from the beginning of time through and including the date on which the Company has delivered all payments due under the Settlement Agreement (the “Completion Date”). As of the Effective Date, the Company agreed to release the Ali Parties from all claims arising out of any obligations of the Ali Parties with respect to the payment of the purchase price as set forth in the Equity Purchase Agreement, the Ali Consulting Agreement, the Series 9 Purchase Agreement and the portion of the Bonus Plan relating to Ali, from the beginning of time through and including the Completion Date.

Entire Agreement.    The Settlement Agreement provides that it supersedes any prior consents or agreements regarding the allocation of financing proceeds for the payment of any obligations of the Company described in the Settlement Agreement.

February 2025 Consent from 3AM

On February 12, 2025, the Company obtained a written consent (the “February 2025 Consent”) from 3AM as the Required Holder (as defined below) of the Company’s Series 9 Preferred Stock, in connection with the Company’s now expired “at the market” offering program pursuant to that certain Equity Distribution Agreement, dated as of July 22, 2022, by and between the Company and Maxim Group LLC, as amended from time to time (the “ATM”). Pursuant to the February 2025 Consent, 3AM authorized the Company to raise up to an additional $10 million of Common Stock under the ATM in consideration for the Company’s agreement to pay 20% of the gross proceeds (the “Payment Amount”) of any sale by the Company of any debt or equity securities of the Company, including but not limited to sales of Common Stock under the ATM (each, a “Financing”), (a) first, to those certain employees and other service providers, including Nadir Ali, Wendy Loundermon (the Company’s former Chief Financial Officer and a former director of the Company) and Soumya Das (the Company’s Chief Executive Officer of its Real Time Location System Division and a current director of the Company) (the “Bonus Plan Recipients”), entitled to bonuses payable pursuant to that certain Transaction Bonus Plan, adopted on July 24, 2023, as amended from time to time (“Bonus Plan Payments”); and (b) second, to the extent the Bonus Plan Payments have been fully satisfied, any remaining portion of the Payment Amount shall be applied to the redemption of outstanding shares of the Series 9 Preferred Stock. Payments will be due on (i) with respect to ATM sales, every Monday for the prior week’s ATM sales, and (ii) with respect to any other Financing, five business days following the closing of such Financing. The terms of the February 2025 Consent were superseded by the terms of the Settlement Agreement, as described above under “— Settlement Agreement with Nadir Ali, 3AM, and Grafiti Group.”

The term “Required Holders” is defined in the Certificate of Designations of Preferences and Rights of Series 9 Preferred Stock as the holders of at least a majority of the outstanding Series 9 Preferred Stock; provided that, pursuant to that certain securities purchase agreement dated as of March 12, 2024, by and between the Company and 3AM, 3AM will be deemed a “Required Holder” as long as 3AM holds any shares of Series 9 Preferred Stock. As of the date of this Proxy Statement, there are no shares of Series 9 Preferred Stock issued and outstanding.

January 2025 Consent from 3AM

In accordance with the terms of the Series 9 Preferred Stock Certificate of Designation, the Company obtained a written consent, effective as of January 7, 2025 (the “January 2025 Consent”), from 3AM as the Required Holder of the Series 9 Preferred Stock, authorizing the Company to issue securities in a best efforts public offering that closed on January 10, 2025 (the “Offering”) in consideration for the Company’s agreement to pay, within five business days of the closing, 20% of the approximately $20 million of gross proceeds from the Offering (the “Payment Amount”), (a) first, to the Bonus Plan Recipients (the “Bonus Plan Payments”); and (b) second, to the extent the Bonus Plan Payments have been fully satisfied, any remaining portion of the Payment Amount shall be applied to the redemption of outstanding shares of the Series 9 Preferred Stock (the “Redemption”). Pursuant to the January 2025 Consent, on January 13, 2025, the Company paid an aggregate of approximately $3.5 million in Bonus Plan Payments, after which payment no portion of the Payment Amount remained to pay the Redemption.

December 2024 Consent from 3AM

On December 23, 2024, the Company received a consent and waiver from 3AM as the Required Holder of the Series 9 Preferred Stock, authorizing the Company to raise up to an additional $5,000,000 under the ATM in consideration for the Company’s agreement to allocate the 15% Redemption Amount (as defined below) to the Bonus Plan Recipients, in lieu of 3AM, as the remaining holder of Series 9 Preferred Stock, following the date on which Streeterville no longer owns any shares of Series 9 Preferred Stock.

November 2024 Consent Waiver and Release, and Letter Agreement with Nadir Ali

On June 14, 2024, the Company obtained a written consent (the “June 2024 Consent”) from the Required Holders of the Series 9 Preferred Stock, pursuant to which the Required Holders approved a $47.4 million increase to the ATM (the “Maximum Amount”), provided that, among other things, the Company obtains the consent of the Required Holders for sales of our Common Stock under the ATM in excess of $6 million up to the Maximum Amount.

On November 17, 2024, the Company entered into a Consent Waiver and Release Agreement (the “Consent Agreement”) with 3AM and Streeterville Capital, LLC (“Streeterville”, and together with 3AM, the “Series 9 Holders”), each as a Required Holder, pursuant to which the Series 9 Holders authorized the Company to raise up to an additional $5,000,000 under the ATM (the “ATM Increase”) in consideration for the Company’s agreement to pay 20% of the proceeds it receives from sales under the ATM in connection with the ATM Increase (the “Redemption Proceeds”) to the Series 9 Holders to redeem a portion of their Series 9 Preferred Stock, to be distributed as follows: (i) 75% of the Redemption Proceeds to Streeterville (15% of all proceeds received from sales under the ATM) (“15% Redemption Amount”), and (ii) 25% of the Redemption Proceeds to 3AM (5% of all proceeds received from sales under the ATM). Distribution payments will be made by wire transfer of immediately available funds every Monday for the prior week’s Redemption Proceeds and will be used to partially redeem the Series 9 Preferred Stock.

Additionally, pursuant to the Consent Agreement, each of Streeterville and 3AM agreed to waive any past breach of or failure to perform any of the Company’s covenants, obligations, conditions or agreements contained in (i) the Certificate of Designations, (ii) the June 2024 Consent, (iii) in the case of 3AM, the SPA and (iv) in the case of Streeterville, the Secured Promissory Note dated as of May 1, 2024 and the Secured Promissory Note dated as of May 24, 2024 issued by the Company to Streeterville (such notes, together, the “Secured Notes”). Each of Streeterville and 3AM also agreed that none of such breaches or failures of perform shall constitute an Event of Default (as defined in the Certificate of Designations or the Secured Notes, as applicable) under the Certificate of Designations or, in the case of Streeterville, the Secured Notes. The Consent Agreement provides that failure to timely the remit the Redemption Proceeds as set forth in the Consent Agreement will be considered an Event of Default under the Certificate of Designations, and the Series 9 Holders’ consent to the ATM Increase will be immediately and automatically withdrawn in the event the Company fails to make payment pursuant to the Consent Agreement and such payment failure is not cured within one business day. The Consent Agreement may only be terminated or modified with the written consent of the Series 9 Holders and the Company.

As further inducement for 3AM to approve the ATM Increase, pursuant to the Consent Agreement, on November 17, 2024, the Company entered into a Letter Agreement (the “Letter Agreement”) with Nadir Ali, on behalf of himself and on behalf of 3AM, Grafiti Group LLC (“Buyer”) and Grafiti LLC (“Grafiti”). Pursuant to the Letter Agreement, the Company agreed to amend that certain Equity Purchase Agreement, dated as of February 16, 2024 (the “Equity Purchase Agreement”), by and among the Company, Grafiti and Buyer, to remove the inclusion of any Net Income After Taxes in the Purchase Price (as such terms are defined in the Equity Purchase Agreement) effective immediately upon execution of the Letter Agreement, and thereby waive future payments to the Company of any Net Income After Taxes under the Equity Purchase Agreement. As previously described in a Current Report on Form 8-K filed by the Company on February 23, 2024, the Company entered into the Equity Purchase Agreement to divest the businesses held by Grafiti, then a wholly-owned subsidiary of the Company, by transferring 100% of the equity interest in Grafiti to Buyer. Nadir Ali is the Managing Member of Buyer, which is the managing Member of Grafiti.

Additionally, pursuant to the Letter Agreement, the Company agreed to (i) pay an amount equal to $426,006.00 representing amounts that remain outstanding and payable to Mr. Nadir Ali in accordance with the terms of that certain Amended and Restated Employment Agreement, dated as of May 15, 2018, as further amended on March 22, 2024, by and between XTI and Nadir Ali (the “Employment Agreement”), with payment to be made in full no later than November 19, 2024 (the “Severance Payment”) and (ii) pay an amount equal to $60,000 representing the total monthly cash service fee currently outstanding and payable pursuant to that certain Consulting Agreement dated March 12, 2024, by and between XTI and Nadir Ali (the “Ali Consulting Agreement”), no later than November 19, 2024 (the “Consulting Payment”). The Company paid Mr. Ali the Severance Payment and the Consulting Payment in full on November 18, 2024.

Furthermore, the Letter Agreement provides that in the event that the Company breaches the terms and conditions of the Letter Agreement or fails to satisfy the conditions and obligations described therein, the Consent Agreement as provided by 3AM shall be deemed to be void ab initio.

Pursuant to the Letter Agreement, Nadir Ali and 3AM agreed to waive any past breach of or failure to perform any of the Company’s covenants, obligations, conditions or agreements contained in the Employment Agreement and the Consulting Agreement relating to the Severance Payment and the Consulting Payment as applicable.

Payments of Redemption Proceeds Pursuant to the Consent Agreement

Pursuant to the Consent Agreement, the Company delivered an aggregate of $492,331 to Streeterville and $302,116 to 3AM during the period from November 17, 2024 through December 31, 2024, via wire transfer of immediately available funds, which amounts represent the Redemption Proceeds payable to Streeterville and 3AM, respectively, in connection with amounts raised from sales under the ATM. Such payments were made for 469.00 shares of the Company’s Series 9 Preferred Stock held by Streeterville and 287.70 shares of the Company’s Series 9 Preferred Stock held by 3AM. The Company entered into acknowledgment agreements with each of Streeterville and 3AM to record such payments.

Securities Purchase Agreement with 3AM

On March 12, 2024, the Company entered into the SPA with 3AM, an entity controlled by Nadir Ali, the Company’s former Chief Executive Officer and a former director of the Company. Pursuant to the SPA, 3AM purchased 1,500 shares of Series 9 Preferred Stock for a total purchase price of $1,500,000, based on a purchase price of $1,000 per share of Series 9 Preferred Stock. The Company agreed that 3AM will be deemed a “Required Holder” as defined in the Certificate of Designations of Preferences and Rights of Series 9 Preferred Stock as long as 3AM holds any shares of Series 9 Preferred Stock.

Consulting Agreement with Nadir Ali

On March 12, 2024, the Company entered into the Ali Consulting Agreement with Nadir Ali, the Company’s former Chief Executive Officer. Pursuant to the Ali Consulting Agreement, following the closing of the XTI Merger, Mr. Ali will provide consulting services to the Company for 15 months or until earlier termination in accordance with its terms (the “Ali Consulting Period”). During the Ali Consulting Period, the Company will pay him a monthly fee of $20,000. If the Company terminated the Ali Consulting Agreement during the first six months of the Ali Consulting Period without Company Good Reason (as defined in the Ali Consulting Agreement), the Company would have been required to pay all consulting fees due for such six-month period. If Mr. Ali terminates the Ali Consulting Agreement during the Ali Consulting Period for Consultant Good Reason (as defined in the Ali Consulting Agreement), the Company will be required to pay all consulting fees that would be due for the remainder of the Ali Consulting Period, including the Equity Payment described below.

In addition, the Company shall pay Mr. Ali (a) the amount of $1,500,000 due three months following the closing of the XTI Merger, and (b) the aggregate amount of $4,500,000, payable in 12 equal monthly installments of $375,000 each, starting four months after the closing of the XTI Merger (the payments described in (a) and (b), each an “Equity Payment”). Each Equity Payment may be made, in Company’s discretion, in (i) cash, (ii) fully vested shares of Common Stock under the Company’s equity incentive plan and registered on a registration statement on Form S-8 or another appropriate form (“Registered Shares”), or a combination of cash and Registered Shares. Mr. Ali must continue to provide consulting services to the Company on the date of payment of an Equity Payment to receive the Equity Payment, unless the Company terminates the Ali Consulting Agreement without Company Good Reason or Mr. Ali terminates the Ali Consulting Agreement for Consultant Good Reason, in which case the Equity Payments would become due and payable in full. To the extent all or a portion of an Equity Payment is made in shares, such shares will be valued based on the closing price per share on the date on which the Equity Payment is made.

Subject to compliance with Section 15(b)(13) of the Exchange Act, if Mr. Ali provides services involving the identification of prospective merger or acquisition targets for the Company or its affiliates, it is intended that he be eligible for a bonus upon the successful delivery of services. The specifics of the bonus will be negotiated and mutually agreed upon by the Company and Mr. Ali.

As described above, the Settlement Agreement provides that as of the Effective Date of the Settlement Agreement, the Ali Consulting Agreement is terminated.

Stock Issuances to Nadir Ali

On June 13, 2024, July 5, 2024, November 19, 2024 and December 2, 2024, the Company entered into a Restricted Stock Award Agreement with Nadir Ali (the “June 2024 RSA Agreement,” the “July 2024 RSA Agreement”, the “November 2024 RSA Agreement” and the “December 2024 RSA Agreement,” respectively), a consultant to the Company and the Company’s former Chief Executive Officer and a former director of the Company. Pursuant to each agreement, the Company issued Mr. Ali fully vested shares of Common Stock (the “Shares”) under the 2018 Plan, which Shares were registered pursuant to a registration statement on Form S-8.

Pursuant to the June 2024 RSA Agreement, the Company issued 10,722 Shares to Mr. Ali at a price per share of $110.00 in partial satisfaction of the $1,500,000 Equity Payment owed to Mr. Ali on June 12, 2024 under the Ali Consulting Agreement.

Pursuant to the July 2024 RSA Agreement, the Company issued 11,100 Shares to Mr. Ali at a price per share of $100.00. Approximately $308,804 of the Shares were issued to Mr. Ali in satisfaction of the remaining amount of the $1,500,000 Equity Payment owed to Mr. Ali on June 12, 2024 under the Ali Consulting Agreement. Approximately $792,269 of the Shares were issued to Mr. Ali in partial satisfaction of amounts owed to Mr. Ali under the Strategic Transaction Bonus Plan.

Pursuant to the November 2024 RSA Agreement, the Company issued an aggregate of 86,511 Shares to Mr. Ali at a price per share of $12.50. Approximately $858,932 of the Shares were issued to Mr. Ali in partial satisfaction of five monthly payments of $375,000 each from July 12, 2024 to November 12, 2024 (in the aggregate amount of $1,875,000) owed to Mr. Ali under the Ali Consulting Agreement. Approximately $231,331 of the Shares were issued to Mr. Ali in partial satisfaction of amounts owed to Mr. Ali under the Strategic Transaction Bonus Plan.

Pursuant to the December 2024 RSA Agreement, the Company issued an aggregate of 85,384 Shares to Mr. Ali at a price per share of $10.00. The full $1,016,068 value of the Shares was issued to Mr. Ali in partial satisfaction of amounts owed to Mr. Ali under the Ali Consulting Agreement.

Consulting Agreement with Wendy Loundermon

On March 12, 2024, the Company entered into a Consulting Agreement with Wendy Loundermon (the “Loundermon Consulting Agreement”), the Company’s former Chief Financial Officer. Pursuant to the Loundermon Consulting Agreement, following the closing of the XTI Merger, Ms. Loundermon agreed to provide consulting services to the Company for one year or until earlier termination in accordance with its terms (the “Loundermon Consulting Period”). As compensation for Ms. Loundermon’s consulting services, the Company agreed to pay her (i) $83,333 per month for the first six months of the Loundermon Consulting Period for services she performs on an as-needed basis during the Loundermon Consulting Period regarding the transition of the management of the Company’s financial reporting function to ensure continuity of business operations, and (ii) $300 per hour for services performed on an as needed basis regarding the preparation and filing of the Company’s public company financial reporting and compliance matters including accounting, payroll, audit and tax compliance functions. During the year ended December 31, 2024, the Company owed Ms. Loundermon accrued consulting fees of $0.5 million pursuant to the Loundermon Consulting Agreement. Pursuant to the Settlement Agreement, on March 31, 2025, the Company repaid the remaining consulting compensation obligation of approximately $0.3 million owed to Ms. Loundermon.

Solutions Divestiture

Grafiti Group Equity Purchase Agreement

On February 21, 2024, Inpixon completed the disposition of the remaining portion of the Shoom, SAVES, and GYG business lines and assets (the “Grafiti Group Divestiture”) in accordance with the terms and conditions of an Equity Purchase Agreement, dated February 16, 2024, by and among Inpixon (“Seller”), Grafiti LLC, and Grafiti Group LLC (an entity controlled by Nadir Ali, who was then the Company’s CEO and a director) (“Buyer”) (the “Equity Purchase Agreement”). Pursuant to the terms of the Equity Purchase Agreement, Buyer acquired from 100% of the equity interest in Grafiti LLC, including the assets and liabilities primarily relating to Inpixon’s SAVES, Shoom and Game Your Game business, including 100% of the equity interests of Inpixon India, Grafiti GmbH (previously Inpixon GmbH) and Game Your Game, Inc. from the Company for a minimum purchase price of $1.0 million paid in two annual cash installments of $0.5 million due within 60 days after December 31, 2024 and 2025 (the “Grafiti Purchase Amount”). As described above, the Letter Agreement, dated as of November 17, 2024, amended the Equity Purchase Agreement to remove the inclusion of net income after taxes from the purchase price. As so amended, the purchase price and annual cash installment payments will be (i) decreased for the amount of transaction expenses assumed; and (ii) increased or decreased by the amount working capital of Grafiti LLC on the closing balance sheet is greater or less than $1.0 million.

Pursuant to the Settlement Agreement, the Company agreed that, effective as of the Effective Date of the Settlement Agreement, the Grafiti Purchase Amount (i.e., the aggregate amount of $1.0 million) required to be delivered by Grafiti Group pursuant to the Equity Purchase Agreement shall be deemed to be satisfied in full and no further amounts shall be payable to the Company by Grafiti Group or any of its affiliated parties pursuant to the Equity Purchase Agreement.

Transition Services Agreement

On February 21, 2024, in connection with the closing of the Grafiti Group Divestiture, Grafiti LLC and Inpixon entered into a Transition Services Agreement (the “Grafiti Transition Services Agreement”) with respect to services to be provided for a period of one year following closing. Pursuant to the Grafiti Transition Services Agreement, the Company will provide contracted IT and accounting services to Grafiti LLC and Grafiti LLC will provide certain accounting and payroll services, in each case on an hourly as needed basis to ensure the orderly transition of the business.

Sublease Arrangement

The Company and Grafiti LLC have also arranged for the Company to sublease office space in Palo Alto, CA from Grafiti LLC at a cost of 50% of monthly rent and operating expenses as of February 1, 2024. The cost is approximately $3,000 per month.

Subscription of Units of, and Loan to, Cardinal Venture Holdings

On September 30, 2020, we entered into a Subscription Agreement (the “Subscription Agreement”) with CVH, pursuant to which we agreed to (i) contribute up to $1,800,000 (the “Contribution”) to CVH and (ii) purchase up to 599,999 Class A Units of CVH (the “Class A Units”) and up to 1,800,000 Class B Units of CVH (the “Class B Units,” and, together with the Class A Units, the “Units”). The aggregate purchase price of $1,800,000 for the Units is deemed to be satisfied in part through the Contribution. CVH owns certain interests in KINS Capital, LLC, a Delaware limited liability company, the sponsor entity (the “Sponsor”) to KINS with which the Company entered into the CXApp Merger. The Contribution was used by CVH to fund the Sponsor’s purchase of securities in the CXApp Merger.

Concurrently with our entry into the Subscription Agreement, we entered into the Amended and Restated Limited Liability Company Agreement of CVH (the “LLC Agreement”), dated as of September 30, 2020. Under the terms of the LLC Agreement, in the event the Managing Member can no longer manage CVH’s affairs due to his death, disability or incapacity, 3AM will serve as CVH’s replacement Managing Member. Except as may be required by law, we, as a non-managing member under the LLC Agreement, do not have any voting rights and generally cannot take part in the management or control of CVH’s business and affairs.

On December 16, 2020, the Company entered into a second subscription agreement with CVH, pursuant to which the Company agreed to (i) contribute $700,000 (the “Additional Contribution”) to CVH and (ii) purchase 700,000 Class B Units. The aggregate purchase price of $700,000 for the Class B Units is deemed to be satisfied through the Additional Contribution. Following the closing of the Additional Contribution, the Company owned an aggregate of 599,999 Class A Units and 2,500,000 Class B Units.

Additionally, on July 1, 2022, we loaned $150,000 to CVH. The loan did not bear interest and was due and payable in full on the earlier of (i) the date by which KINS has to complete a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (a “business combination”), and (ii) immediately prior to the date of consummation of the business combination of KINS, unless accelerated upon the occurrence of an event of default. As a result of the closing of the CXApp Merger, the loan was repaid on March 15, 2023.

On February 27, 2023, the Company entered into Limited Liability Company Unit Transfer and Joinder Agreements with certain of the Company’s employees and directors (the “Transferees”), pursuant to which (i) the Company transferred all of its Class A Units of CVH (the “Class A Units”), an aggregate of 599,999 Class A Units, to the Transferees as bonus consideration in connection with each Transferee’s services performed for and on behalf of the Company as an employee, as applicable, and (ii) each Transferee became a member of CVH and a party to the Amended and Restated Limited Liability Company Agreement of CVH, dated as of September 30, 2020.

Nadir Ali, the Company’s former Chief Executive Officer and a former director, beneficially owned membership interests in CVH through 3AM LLC, a Delaware limited liability company and a founding member of CVH (“3AM”). 3AM was entitled to manage the affairs of CVH in certain circumstances. CVH was dissolved as of December 31, 2023.

Consulting Agreement with 3AM

Effective as of the closing of the Completed Transaction, Design Reactor, Inc. (renamed CXApp US, Inc.), a California corporation and our former subsidiary, entered into a consulting agreement with 3AM, pursuant to which Mr. Ali provided advisory services to such former subsidiary following the closing in exchange for $180,000 in consulting fees.

October 2023 Note

Legacy XTI entered into an amended convertible note agreement with Mr. Brody, its founder, Chairman and majority shareholder, in 2021 that consolidated a number of his outstanding notes (the “2021 Note”). On October 1, 2023, the existing 2021 Note was replaced by a new convertible note with a principal balance of $1,079,044 (2021 Note principal of $1,007,323 plus accrued interest of $71,721) (the “October 2023 Note”) which had a maturity date defined as the earlier of (i) a closing of a merger with a company whose shares are traded on a public stock exchange, or (ii) January 31, 2024. The October 2023 Note accrued interest at a rate of 4% compounded annually, provided that on and after the maturity date interest the note shall accrue from and after such date on the unpaid principal and all accrued but unpaid interest of the note at a rate of 10% per annum. The October 2023 Note provided that at any time prior to the maturity date, Mr. Brody may convert all or a portion of the outstanding note balance into shares of Legacy XTI at a conversion price equal to $1.00.

On March 11, 2024, Legacy XTI and Mr. Brody entered into Amendment No. 1 to the October 2023 Note pursuant to which Mr. Brody converted $922,957 principal amount of the October 2023 Note and accrued and unpaid interest thereon, into shares of Legacy XTI common stock at a rate of $0.309 in principal amount per share, and Legacy XTI agreed to pay Mr. Brody the remaining $175,000 in principal amount at the time of closing of the XTI Merger. The shares issued as consideration under such amendment converted into 266,272 shares of our Common Stock in accordance with the exchange ratio pursuant to the XTI Merger Agreement and the Company assumed the $175,000 repayment obligation. On March 27, 2024, the Company and Mr. Brody entered into Amendment No. 2 to the October 2023 Note which extended the maturity date for the $175,000 payment to April 1, 2024. This repayment obligation was paid in full on April 1, 2024.

January 2023 Note

In connection with the XTI Merger, the Company assumed a Promissory Note issued by Legacy XTI to Mr. Brody on January 5, 2023 (the “January 2023 Note”), with an outstanding principal balance of $125,000 along with an interest balance of $10,058 calculated as of April 30, 2024. On March 27, 2024, Mr. Brody and the Company entered into an amendment to the January 2023 Note which extended the Maturity Date to April 30, 2024. The outstanding principal and accrued interest balances were repaid in full during the second quarter of 2024.

Consulting Agreement with David Brody

Mr. Brody provided legal and strategic consulting services to Legacy XTI under a consulting agreement. During the years ended December 31, 2024 and 2023, Legacy XTI paid Mr. Brody consulting compensation of $20,000 and $60,000, respectively. Pursuant to an amendment to the consulting agreement, an outstanding payable amount of $320,000 was waived by Mr. Brody, and the consulting agreement terminated in connection with the closing of the XTI Merger.

Transactions with AVX Aircraft Company

On August 27, 2024, the Company entered into an amended and restated letter agreement with AVX Aircraft Company (“AVX”), which amends and restates the original letter agreement, dated as of March 25, 2024, by and between the Company and AVX, as subsequently amended, pursuant to which AVX provides consulting and advisory services to the Company relating to the development and design of the TriFan 600 airplane in exchange for the payment of costs incurred by AVX (with a target cost of approximately $960,000) plus a fixed fee of 12% of such costs (approximately $115,000) for a total payment of up to approximately $1.1 million. The Company pays AVX for its actual costs plus the 12% fixed fee on a monthly basis. The Company’s Chairman and Chief Executive Officer, Scott Pomeroy, and board member, David Brody, also sit on the five-member board of AVX. Additionally, as of the date of this Proxy Statement, Mr. Brody and his spouse together own approximately 26% of the issued and outstanding shares of AVX. As a result of a legal financial separation between Mr. Brody and his spouse, Mr. Brody holds approximately 7% of the voting power of the outstanding securities of AVX and Mr. Brody’s spouse holds approximately 19% of the voting power of the outstanding securities of AVX. As of the date of this Proxy Statement, Mr. Pomeroy owns restricted stock units of AVX which amount to less than 5% of the outstanding shares of AVX on a fully diluted basis. During the three months ended March 31, 2025, the Company did not accrue or pay AVX any consulting fees. During the year ended December 31, 2024, the Company paid AVX approximately $0.9 million in consulting fees, which included advance deposits for future services. As of March 31, 2025 and December 31, 2024, the deposit balance for future services was approximately $0.5 million and $0.5 million, respectively. Subsequent to March 31, 2025, AVX returned to the Company advance deposits for future services in the amount of $0.5 million. As of the date of this Proxy Statement, neither Mr. Brody nor Mr. Pomeroy has received, and neither is entitled to receive, any compensation or other consideration from AVX, in connection with services provided by AVX to the Company or otherwise.

On April 18, 2025, XTI Aircraft Company entered into a novation agreement with AVX and a recruiting firm, pursuant to which AVX assigned to XTI Aircraft Company all of AVX’s rights and obligations under a talent acquisition engagement agreement with the recruiting firm and, as a result, the recruiting firm will assist XTI Aircraft Company in hiring an executive for expected fees of approximately $0.1 million.

On May 31, 2024, Legacy XTI entered into a non-binding letter of intent with AVX that sets forth the preliminary terms and conditions of a potential definitive agreement between Legacy XTI and AVX pursuant to which AVX would provide engineering services to support the continued development of the TriFan 600. No assurances can be made that the parties will successfully negotiate and enter into a definitive agreement.

Consulting Agreement with Scott Pomeroy

Legacy XTI entered into a consulting agreement with Scott Pomeroy dated July 1, 2022, as amended effective January 1, 2023, that provided for his engagement as Legacy XTI’s Chief Financial Officer. The agreement provided that Mr. Pomeroy receive a monthly compensation of $17,500. During the years ended December 31, 2024 and 2023, the Company paid Mr. Pomeroy compensation of $92,750 and $152,250, respectively, pursuant to the consulting agreement. Pursuant to the consulting agreement and in connection with the closing of the XTI Merger in March 2024, Mr. Pomeroy (i) received 4,000,000 shares (pre-merger, pre-reverse stock splits) of Legacy XTI common stock valued at $1.9 million as transaction-related compensation and (ii) was entitled to receive a transaction cash bonus of $400,000 which was paid in full during January 2025. Effective upon the closing of the XTI Merger, Mr. Pomeroy was appointed as XTI Aerospace Inc.’s Chief Executive Officer. On May 6, 2024, XTI Aerospace, Inc. entered into an employment agreement with Mr. Pomeroy, which superseded the consulting agreement.

Consulting Agreement with Brooke Turk

Effective as of August 16, 2023, Legacy XTI entered into a consulting agreement with Brooke Turk for her executive consulting services in the areas of financial reporting and operational planning. The consulting agreement provided for a monthly retainer of $22,500 and the term of the agreement was until December 31, 2025. During the years ended December 31, 2024 and 2023, the Company paid Ms. Turk compensation of $79,050 and $101,250, respectively, pursuant to the consulting agreement. Effective upon the closing of the XTI Merger, Ms. Turk was appointed as XTI Aerospace Inc.’s Chief Financial Officer. On May 8, 2024, XTI Aerospace, Inc. entered into an employment agreement with Ms. Turk, which superseded the consulting agreement.

Consulting Agreements with Charlie Johnson

During the year ended December 31, 2023, Legacy XTI paid its Chief Operating Advisor consultant, Charlie Johnson, who was then a board member of Legacy XTI until the closing of the XTI Merger, compensation of $60,000 pursuant to a consulting agreement. As of December 31, 2023, Legacy XTI owed Mr. Johnson accrued compensation of $120,000. Pursuant to an amendment to the consulting agreement in 2024, the Company paid $60,000 to Mr. Johnson in March 2024 and the remaining accrued compensation balance of $60,000 was waived. The consulting agreement was terminated in connection with the closing of the XTI Merger. Effective June 17, 2024, the Company and Mr. Johnson entered into a new consulting arrangement that compensates Mr. Johnson $10,000 per month in combination of both cash and equity. The June 17, 2024 consulting arrangement initially has a term through December 31, 2024 at which time it becomes month-to-month unless either party terminates the agreement upon 30 days written notice.

Michael Hinderberger, former Chief Executive Officer of Legacy XTI

Effective as of July 1, 2022, Legacy XTI entered into an employment agreement with Michael Hinderberger to serve as Chief Executive Officer of Legacy XTI. Mr. Hinderberger remained Legacy XTI’s CEO upon the closing of the Merger until the expiration of his employment agreement on July 31, 2024. The employment agreement provides for an initial term until July 31, 2024 and an automatic renewal thereafter for one additional one-year period unless either party provides at least 60 days’ prior notice of non-renewal. On May 30, 2024, Legacy XTI notified Mr. Hinderberger that it would not renew his employment agreement, which expired by its terms on July 31, 2024. The agreement provided for an annual base salary of $350,000, which may be increased by the board of directors. Mr. Hinderberger was also entitled to receive an annual bonus up to $350,000 based on achieving financing goals (40%) and TriFan 600 airplane development milestones (60%) as outlined in the agreement, subject to Board approval. During the years ended December 31, 2024 and 2023, the Company paid Mr. Hinderberger compensation of $469,325.65 and $706,360, respectively.

Michael A. Tapp

The Company paid $475,000 of consulting fees to Ancora Management Services, LLC (“Ancora”), an entity owned and controlled by Michael A. Tapp, the Company’s Chief Operating Officer, pursuant to a consulting agreement under which Mr. Tapp provided consulting services to the Company from September 2024 through August 2025 (the “Tapp Consulting Agreement”). Pursuant to the Tapp Consulting Agreement, on October 1, 2024, the Company granted Mr. Tapp 200 stock options with an exercise price of $47.50, which expire on October 1, 2034. Since Mr. Tapp’s appointment as Chief Operating Officer in September 2025, Ancora will no longer receive consulting fees under the agreement; however, Mr. Tapp, through Ancora, may receive certain discretionary bonuses to be paid in cash, unless requested by Ancora to be in stock options, based on the achievement of certain financing targets and the identification and recruitment of candidates for the Board or corporate advisory board.

PROPOSAL TWO:
The Auditor Ratification Proposal

The Audit Committee of the Board has appointed CBIZ CPAs P.C. (“CBIZ”) as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2025. CBIZ was engaged as the Company’s independent registered public accounting firm in April 2025.

Stockholder ratification of the selection of CBIZ as our independent registered public accounting firm is not required by our Bylaws or the Nevada Revised Statutes (“NRS”). The Board seeks such ratification as a matter of good corporate practice. Should the stockholders fail to ratify the selection of CBIZ as our independent registered public accounting firm, the Board will reconsider whether to retain that firm for fiscal year 2025.

Change in Certifying Accountant

On November 1, 2024, CBIZ acquired the attest business of Marcum LLP (“Marcum”), our independent registered public accounting firm for the fiscal year ended December 31, 2024. As a result of CBIZ’s acquisition of the Marcum attestation business, on March 24, 2025, the Company was notified by Marcum that Marcum would resign effective immediately upon the filing of the Annual Report. On March 24, 2025, the Audit Committee of the Board approved the engagement of CBIZ as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, subject to the effectiveness of Marcum’s resignation upon the filing of the Annual Report and the execution of an engagement letter by the Company and CBIZ. Subsequent to the filing of the Annual Report, on April 21, 2025, the Company and CBIZ entered into an engagement letter. Accordingly, CBIZ’s appointment as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 was effective April 21, 2025.

The report of Marcum regarding the Company’s consolidated financial statements for the fiscal years ended December 31, 2024 and 2023 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except for the inclusion of an explanatory paragraph regarding the substantial doubt about the Company’s ability to continue as a going concern.

During the years ended December 31, 2024 and 2023, and through March 24, 2025, the date Marcum informed the Company of their resignation, there were (a) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference to such disagreement in its report and (b) no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions), except for the identified material weaknesses in the Company’s internal control over financial reporting as disclosed in the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024, June 30, 2024 and September 30, 2024.

During the fiscal years ended December 31, 2024 and 2023 and through April 21, 2025, neither the Company nor anyone on the Company’s behalf consulted with CBIZ regarding (i) the application of accounting principles to a specific completed or contemplated transaction or regarding the type of audit opinions that might be rendered by CBIZ on the Company’s consolidated financial statements, and CBIZ did not provide any written or oral advice that was an important factor considered by the Company in reaching a decision as to any such accounting, auditing, or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions), or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Summary of Fees

CBIZ has been appointed as our independent registered public accounting firm for the fiscal year ending December 31, 2025. However, as described above, Marcum served as our independent registered public accounting firm for the fiscal years ended December 31, 2024 and 2023. The Audit Committee has determined that the services described below that were rendered by Marcum are compatible with the maintenance of Marcum’s independence from our management. The following table sets forth approximate fees for services rendered by Marcum for the fiscal years ended December 31, 2024 and 2023.

	2024	2023
Audit Fees	$1,100,885	$318,554
Audit Related Fees	$—	$688,220
Tax Fees	$—	$—
All Other Fees	$—	$—

Audit Fees.    The “Audit Fees” are the aggregate fees of Marcum attributable to professional services rendered in 2024 and 2023 for the audit of our annual financial statements, for review of financial statements included in our quarterly reports on Form 10-Q or for services that are normally provided by Marcum in connection with statutory and regulatory filings or engagements for that fiscal year. These fees include fees billed for professional services rendered by Marcum for the review of registration statements or services that are normally provided in connection with statutory and regulatory filings or engagements for those fiscal years.

Audit-Related Fees.    Marcum billed us for professional services that were reasonably related to the performance of the audit or review of financial statements in 2024 and 2023, which are not included under Audit Fees above including the filing of our registration statements. This amount also includes audit fees related to acquisitions.

Tax Fees.    Marcum did not perform any tax advice or planning services in 2024 or 2023.

All Other Fees.    Marcum did not perform any services for us or charge any fees other than the services described above in 2024 and 2023.

Pre-approval Policies and Procedures

The Audit Committee is required to review and approve in advance the retention of the independent auditors for the performance of all audit and lawfully permitted non-audit services and the fees for such services. The Audit Committee may delegate to one or more of its members the authority to grant pre-approvals for the performance of non-audit services, and any such Audit Committee member who pre-approves a non-audit service must report the pre-approval to the full Audit Committee at its next scheduled meeting. The Audit Committee is required to periodically notify the Board of their approvals. The required pre-approval policies and procedures were complied with during 2024.

CBIZ Representatives at Annual Meeting

We expect that representatives of CBIZ will be present at the Annual Meeting. They will be given the opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions after the meeting.

Vote Required

The affirmative vote of the holders of shares of Common Stock entitled to vote at the Annual Meeting representing a majority of the votes cast on such matter will be required for the ratification of the appointment of CBIZ CPAs P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2024. Abstentions will have no effect on the outcome of the vote on this proposal. Brokers generally have discretionary authority to vote on the ratification of our independent registered public accounting firm, thus, broker non-votes are not expected to result from the vote on this proposal.

***THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE RATIFICATION OF THE APPOINTMENT OF CBIZ CPAS P.C.***

Report of the Audit Committee

The Audit Committee of the Board has:

•        reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2024 with management;

•        discussed with the Company’s independent auditors the matters required to be discussed under Public Company Accounting Oversight Board Auditing Standard No. 1301; and

•        received the written disclosures and letter from the independent auditors required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors communications with the Audit Committee concerning independence, and has discussed with Marcum LLP matters relating to its independence.

In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board that the consolidated financial statements audited by Marcum LLP for the fiscal year ended December 31, 2024 be included in its Annual Report on Form 10-K for such fiscal year.

Audit Committee of the Board

/s/ Tensie Axton
Tensie Axton
/s/ David Brody
David Brody
/s/ Kareem Irfan
Kareem Irfan

PROPOSAL THREE:
THE ADJOURNMENT PROPOSAL

If the Annual Meeting is convened and a quorum is present, but there are not sufficient votes to approve the foregoing proposals described in this Proxy Statement, the Company may move to adjourn the Annual Meeting at that time in order to enable our Board of Directors to solicit additional proxies.

In this Proposal Three, we are asking our stockholders to authorize the Company to adjourn the Annual Meeting to another time and place, if necessary or advisable, to solicit additional proxies in the event that there are not sufficient votes to approve the forgoing proposals, each as described in this Proxy Statement. If our stockholders approve this Proposal Three, we could adjourn the Annual Meeting and any adjourned session of the Annual Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from our stockholders that have previously voted. Among other things, approval of this proposal could mean that, even if we had received proxies representing a sufficient number of votes to defeat the forgoing proposals, we could adjourn the Annual Meeting without a vote on such proposals and seek to convince our stockholders to change their votes in favor of such proposals.

If it is necessary or advisable to adjourn the Annual Meeting, no notice of the adjourned meeting is required to be given to our stockholders, other than an announcement at the Annual Meeting of the time and place to which the Annual Meeting is adjourned, so long as the meeting is adjourned for 60 days or less and no new record date is fixed for the adjourned meeting. At the adjourned meeting, we may transact any business which might have been transacted at the original meeting.

Vote Required

The affirmative vote of a majority of the votes cast by the holders of Common Stock present virtually or by proxy at the Annual Meeting and entitled to vote on the matter is required for approval of the Adjournment Proposal. Abstentions will not be treated as votes cast for or against the proposal, and therefore will have no effect on the outcome of the proposal. Brokers generally have discretionary authority to vote on the adjournment of the Annual Meeting, thus, broker non-votes are not expected to result from the vote on this proposal.

***THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A “FOR” VOTE
FOR THIS PROPOSAL TO AUTHORIZE THE ADJOURNMENT OF THE ANNUAL MEETING***

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

We and some brokers have adopted “householding,” a procedure under which stockholders who have the same address will receive a single Notice or set of proxy materials, unless one or more of these stockholders provides notice that they wish to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate proxy cards. This procedure can result in significant savings to the Company by reducing printing and postage costs. If you participate in householding and wish to receive a separate Notice or set of proxy materials, or if you wish to receive separate copies of future Notices, annual reports and proxy statements, please call or write to: Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717, telephone number 1-800-579-1639, or David Brody, Secretary of XTI Aerospace, Inc., 8123 InterPort Blvd., Suite C, Englewood, CO 80112, telephone number (800) 680-7412. We will deliver the requested documents to you promptly upon your request. Stockholders who share an address and receive multiple copies of the Notice or proxy materials can also request to receive a single copy by following the instructions above.

Requirements For Advance Notification of Nominations
and Stockholder Proposals

Pursuant to Rule 14a-8 under the Exchange Act, a stockholder proposal submitted for inclusion in our proxy statement and form of proxy for the 2026 annual meeting of stockholders must be received by us no later than June 12, 2026. However, if the 2026 annual meeting of stockholders is held on a date that is before October 14, 2025 or after December 14, 2026, stockholders who intend to present proposals at the 2026 annual meeting under Rule 14a-8 must ensure that such proposals are received by the Corporate Secretary of the Company within a reasonable time before we expects to begin to print and send its proxy materials for the 2026 annual meeting. Such proposals must meet the requirements of the SEC to be eligible for inclusion in the Company’s 2026 proxy materials. Stockholder proposals should be addressed to the Corporate Secretary, XTI Aerospace, Inc., at 8123 InterPort Blvd., Suite C, Englewood, CO 80112.

Proposals submitted outside Rule 14a-8 of the Exchange Act must comply with our bylaws. To be timely, a proposing stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company: (i) not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day in advance of the anniversary of the previous year’s annual meeting if such meeting is to be held on a day which is not more than 30 days in advance of the anniversary of the previous year’s annual meeting or not later than 60 days after the anniversary of the previous year’s annual meeting; and (ii) with respect to any other annual meeting of stockholders, not later than the close of business on the tenth (10th) day following the date of public disclosure of the date of such meeting. In addition, the stockholder’s notice must set forth the information required by our bylaws with respect to each stockholder making the proposal and each proposal and nomination that such stockholder intends to present at the 2026 annual meeting. All proposals should be addressed to the Corporate Secretary, XTI Aerospace, Inc., at 8123 InterPort Blvd., Suite C, Englewood, CO 80112.

Stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice to our Corporate Secretary that sets forth the information required by Rule 14a-19 of the Exchange Act in accordance with and within the time period prescribed in the advance notice provisions of our Bylaws.

Other Matters

The Board does not intend to bring any other matters before the Annual Meeting and has no reason to believe any other matters will be presented. If other matters properly do come before the Annual Meeting, however, it is the intention of the persons named as proxy agents in the enclosed proxy card to vote on such matters as recommended by the Board or, if no recommendation is given, in their own discretion.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the proxy card or, if so requested, by executing and returning, at your earliest convenience, the requested proxy card in the envelope that will have been provided.

THE BOARD OF DIRECTORS

Englewood, CO
October 10, 2025

SCAN TO VIEW MATERIALS & VOTE XTI AEROSPACE, INC. 8123 INTERPORT BLVD, SUITE C ENGLEWOOD, CO 80112 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/XTIA2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V80421-P38045 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY XTI AEROSPACE, INC. The Board of Directors recommends you vote FOR each of the director nominees in Proposal 1 and FOR Proposals 2 and 3: 1. The election of two Class II directors, each for a three-year term expiring at the 2028 annual meeting of stockholders, or until his respective successor has been duly elected and qualified or his earlier death, resignation, retirement, disqualification or removal Nominees: 1a. Kareem Irfan 1b. Clinton J. Weber For Withhold 2. The ratification of the appointment of CBIZ CPAs P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2025 3. The approval of the adjournment of the Annual Meeting, if necessary or advisable, to solicit additional proxies in favor of the foregoing proposals if there are not sufficient votes to approve the foregoing proposals NOTE: Such other business as may properly come before the meeting or any adjournment thereof. For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Signature (Joint Owners)

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The 2024 Annual Report and Notice and Proxy Statement are available at www.proxyvote.com. V80422-P38045 XTI AEROSPACE, INC. Annual Meeting of Stockholders November 14, 2025 10:00 AM, Pacific Time This proxy is solicited by the Board Of Directors The stockholder(s) hereby appoint(s) Scott Pomeroy and Brooke Turk, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of XTI AEROSPACE, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, Pacific Time on November 14, 2025, at www.virtualshareholdermeeting.com/XTIA2025 and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side